EXECUTION VERSION

________________________

PURCHASE AGREEMENT

________________________

among

MILACRON INC.,

MILACRON PLASTICS TECHNOLOGIES GROUP INC.,

D-M-E COMPANY,

CIMCOOL INDUSTRIAL PRODUCTS INC.,

MILACRON MARKETING COMPANY,

MILACRON CANADA LTD.,

MILACRON CAPITAL HOLDINGS B.V.

and

MI 363 BID LLC

Dated as of May 3, 2009

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TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS

Section 1.01

Definitions

1

Section 1.02

Interpretation and Rules of Construction

20

ARTICLE II

PURCHASE AND SALE

Section 2.01

Purchase and Sale of Assets

21

Section 2.02

Assumption and Exclusion of Liabilities

25

Section 2.03

Purchase of Purchased Assets

30

Section 2.04

Purchase Price

30

Section 2.05

Allocation of the Purchase Price

31

Section 2.06

Determined Cure Costs

32

Section 2.07

Closing

32

Section 2.08

Closing Deliveries by the Sellers

32

Section 2.09

Closing Deliveries by the Purchaser

34

Section 2.10

Relinquishment of Control

35

Section 2.11

Assignment of Contracts and Rights

35

Section 2.12

Subject to Approval of Bankruptcy Courts

36

ARTICLE III

REPRESENTATIONS AND WARRANTIES
OF THE SELLERS

Section 3.01

Organization, Authority and Qualification of the Sellers

37

Section 3.02

Capitalization

37

Section 3.03

No Conflict

38

Section 3.04

Governmental Consents and Approvals

39

Section 3.05

SEC Filings; Financial Statements; Undisclosed Liabilities

39

Section 3.06

Litigation

40

Section 3.07

Compliance with Laws

40

Section 3.08

Environmental Matters

40

Section 3.09

Intellectual Property

42

Section 3.10

Real Property

44

Section 3.11

Employee Benefit Matters

45

Section 3.12

Taxes

47

Section 3.13

Material Contracts

48

Section 3.14

Customers

50

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Section 3.15

Suppliers

50

Section 3.16

Brokers

50

Section 3.17

Insurance

51

Section 3.18

Permits

51

Section 3.19

Absence of Certain Changes

51

Section 3.20

Labor Matters

52

Section 3.21

Assets

52

ARTICLE IV

REPRESENTATIONS AND WARRANTIES
OF THE PURCHASER

Section 4.01

Organization and Authority of the Purchaser

52

Section 4.02

No Conflict

53

Section 4.03

Governmental Consents and Approvals

53

Section 4.04

Litigation

53

Section 4.05

Brokers and Finders

54

Section 4.06

Condition of the Business

54

Section 4.07

Financial Capability

54

Section 4.08

Canadian Regulations

54

ARTICLE V

ADDITIONAL AGREEMENTS

Section 5.01

Assumption of Assigned Contracts

54

Section 5.02

Conduct of Business Prior to the Closing

55

Section 5.03

Access to Information

58

Section 5.04

Regulatory and Other Authorizations; Notices and Consents

58

Section 5.05

Permits

58

Section 5.06

Environmental Related Actions

59

Section 5.07

Intellectual Property

59

Section 5.08

Further Action

60

Section 5.09

Cooperation and Exchange of Information

60

Section 5.10

Taxes

61

Section 5.11

Documents at Closing

62

Section 5.12

Nondisclosure

62

Section 5.13

Parties’ Access to Records After Closing

62

Section 5.14

Notification of Certain Matters

63

Section 5.15

Customers and Suppliers

63

Section 5.16

Payments, Proceeds and Omitted Assets.

63

Section 5.17

Transition Services Agreement

64

Section 5.18

Plan

64

Section 5.19

Sale of Certain Assets

64

Section 5.20

Certain Transactions

64

Section 5.21

Pre-Closing Budget / Post-Closing Budget

65

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Section 5.22

License Agreement

65

Section 5.23

Tax Structure

65

Section 5.24

Tail Insurance

66

Section 5.25

Consents

66

ARTICLE VI

EMPLOYEE MATTERS

Section 6.01

Employment

66

Section 6.02

Employee Benefits

67

ARTICLE VII

BANKRUPTCY COURT MATTERS

Section 7.01

363 Milestones

69

Section 7.02

Other Bankruptcy Covenants

70

ARTICLE VIII

CONDITIONS TO CLOSING

Section 8.01

Conditions to Obligations of the Sellers

71

Section 8.02

Conditions to Obligations of the Purchaser

71

ARTICLE IX

TERMINATION, AMENDMENT AND WAIVER

Section 9.01

Termination

73

Section 9.02

Effect of Termination

74

ARTICLE X

SURVIVAL OF REPRESENTATIONS AND WARRANTIES

Section 10.01

Survival of Representations and Warranties

76

ARTICLE XI

GENERAL PROVISIONS

Section 11.01

Expenses

76

Section 11.02

Notices

76

Section 11.03

Public Announcements

77

Section 11.04

Severability

77

Section 11.05

Entire Agreement

77

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Section 11.06

Successors and Assigns

78

Section 11.07

Reserved

78

Section 11.08

Amendment

78

Section 11.09

Waiver

78

Section 11.10

No Third Party Beneficiaries

78

Section 11.11

Governing Law

78

Section 11.12

Waiver of Jury Trial

79

Section 11.13

Currency

79

Section 11.14

Construction

79

Section 11.15

Counterparts

79

EXHIBITS

Exhibit A

Final DIP Order

Exhibit B

Post-Closing Budget

Exhibit C

Pre-Closing Budget

Exhibit D

Restructuring Support Agreement

Exhibit E

Sponsors

Exhibit F

U.S. Bid Procedures Order

Exhibit G

U.S. Sale Order

Exhibit H

Actuarial Report

SCHEDULES

Schedule I

Purchaser’s Disclosure Schedule

Schedule II

Sellers’ Disclosure Schedule

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PURCHASE AGREEMENT (this “Agreement”), dated as of May 3, 2009, among Milacron Inc., a Delaware corporation (“Milacron”), Milacron Plastics Technologies Group Inc., a Delaware corporation (“Milacron Plastics”), D-M-E Company, a Delaware corporation (“DME”), Cimcool Industrial Products Inc., a Delaware corporation (“Cimcool”), Milacron Marketing Company, an Ohio corporation (“Milacron Marketing”), Milacron Canada Ltd., an Ontario corporation (“Milacron Canada”), Milacron Capital Holdings B.V., a Dutch corporation (“MCH B.V.”; collectively with Milacron, Milacron Plastics, DME, Cimcool, Milacron Marketing and Milacron Canada, the “Sellers” or the “Debtors”), and MI 363 Bid LLC, a Delaware limited liability company (the “Purchaser”).

RECITALS

WHEREAS, the Sellers are engaged in the business of manufacturing, designing, distributing, marketing and selling (including through direct and independent channels, industrial distributors and brand names of other companies) injection molding systems, blow molding systems, extrusion systems, injection mold bases and related parts and services (including aftermarket maintenance) and industrial fluids, including coolants, lubricants, forming fluids, process cleaners and corrosion inhibitors and related services, under the Seller Brands (as defined below) and other brands (the “Business”);

WHEREAS, on March 10, 2009, the Debtors commenced voluntary proceedings (the “U.S. Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Ohio, Western Division (the “U.S. Bankruptcy Court”);

WHEREAS, on March 11, 2009, Milacron Canada commenced a recognition proceeding (the “Canadian Case”, together with the U.S. Cases, the “Cases”) under section 18.6 of the Companies’ Creditors Arrangement Act (Canada) (“CCAA”) in the Ontario Superior Court of Justice (Commercial List) (the “Canadian Court”, together with the U.S. Bankruptcy Court, the “Bankruptcy Courts”, and each a “Bankruptcy Court”); and

WHEREAS, the Sellers wish to sell, assign and transfer to the Purchaser, and the Purchaser wishes to purchase and acquire from the Sellers, pursuant to Sections 105, 363 and 365 of the Bankruptcy Code, the Purchased Assets (as defined below), free and clear of all liens, claims and encumbrances of any nature whatsoever, other than Permitted Encumbrances and Assumed Liabilities, and the Purchaser is willing to assume all of the Assumed Liabilities (as defined below), all upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the promises and the representations, warranties, agreements and covenants hereinafter set forth, and intending to be legally bound, the Sellers and the Purchaser hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01

Definitions.  For purposes of this Agreement:

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“363 Milestones” has the meaning given to it in Section 7.01(a)(iii).

“ABL DIP Charge” means a court-ordered charge in favor of ABL Secured Parties (as defined in the Canadian Recognition Order).

“Accrued Liabilities” means the Assumed Liabilities that have accrued or have been incurred as of the Closing Date or which are owing to any Person as of the Closing Date.

“Action” means any claim, as defined in Section 101(5) of the Bankruptcy Code, action, complaint, suit, litigation, arbitration, appeal, petition, demand, inquiry, hearing, proceeding, investigation or other dispute, whether civil, criminal, administrative or otherwise, at law or in equity, by or before any Governmental Authority or any third Person.

“Additional Consideration” means cash, notes or equity interests in the Purchaser equivalent in value to 7% of the Purchase Agreement Bid Amount.  For greater certainty, as of the date hereof, the aggregate value of the Additional Consideration shall be equal to $427,000.

“Administration Charge” means a court-ordered charge in favor of the Information Officer, counsel to the Information Officer and counsel to Milacron Canada.

“Administrative Claims” means all Claims against any Debtor for costs and expenses of administration under Section 503(b)(1) of the Bankruptcy Code.

“Affiliate” or “Affiliated” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such specified Person.

“Agreement” has the meaning given to it in the preamble hereto.

“Agreement Structure” has the meaning given to it in Section 5.23(a).

“Allocation” has the meaning given to it in Section 2.05.

“Allowed” means, with respect to any Claim, such Claim or portion thereof:  (a) as to which no objection or request for estimation has been Filed, no litigation has commenced, and the Purchaser otherwise has assented to the validity of such Claim; (b) as to which any objection or request for estimation that has been Filed has been settled, waived, withdrawn or denied by a Final Order; or (c) that is allowed by (i) a Final Order or (ii) an agreement between the holder of such Claim and the Purchaser.

“Alternate Structure” has the meaning given to it in Section 5.23(c).

“Alternative Transaction” means any merger, recapitalization, share exchange, debt-for-equity exchange, distribution of securities for the benefit of the stakeholders of the Sellers, consolidation or similar transaction involving a sale or purchase (directly or through a proposed investment in equity securities, debt securities or claims of creditors) of any of the Purchased Assets of any of the Sellers or all or any of the shares of capital stock of any of the Sellers.

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“Ancillary Agreements” means the Bill of Sale and Assignment and Assumption Agreement, the Deeds, the Assignments of Leased Properties, the Assignments of Intellectual Property and any other instrument or agreement contemplated by this Agreement or the foregoing.

“Assigned Contract” means any Contract that relates to, or is used or useful in or held for use in, the Business, including any Material Contract, that is not an Excluded Contract.

“Assignments of Intellectual Property” means the assignments of Business Intellectual Property to be executed and delivered by the applicable Sellers or Subsidiary of any Seller and the Purchaser at the Closing, in form and substance to be agreed by the parties hereto before the Closing.

“Assignments of Leased Properties” means the assignments of Leased Properties to be executed and delivered by the applicable Sellers and the Purchaser at the Closing with respect to the leases of the Leased Real Property that are Assigned Contracts, in form and substance to be agreed by the parties hereto before the Closing.

“Assumed Employee Plan” has the meaning given to it in Section 6.02(a).

“Assumed Liabilities” has the meaning given to it in Section 2.02(a).

“Assumed Payables” means only unpaid Allowed Administrative Claims owed to third parties, including payroll, to the extent incurred by the Sellers in the ordinary course of business (and not in violation of this Agreement) or with the prior written consent of the Purchaser, from the Petition Date through Closing, and specifically excluding all Excluded Liabilities.

“Assumption Notice” has the meaning given to it in Section 2.11(b).

“Auction” has the meaning given to it in the U.S. Bid Procedures Order.

“Auction Account” has the meaning given to it in the Bid Procedures.

“Bankruptcy Code” has the meaning given to it in the recitals hereto.

“Bankruptcy Court” and “Bankruptcy Courts” have the meanings given to them in the recitals hereto.

“BIA” means Bankruptcy and Insolvency Act (Canada).

“Bid Procedures” means the bid procedures attached to the U.S. Bid Procedures Order.

“Bid Procedures Orders” means, collectively, the U.S. Bid Procedures Order and the Canadian Bid Procedures Recognition Order.

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“Bill of Sale and Assignment and Assumption Agreement” means the Bill of Sale and Assignment to be executed and delivered by the Sellers to the Purchaser at the Closing and the Assumption Agreement to be executed and delivered by the Sellers and the Purchaser at the Closing, in form and substance to be agreed by the parties hereto before the Closing.

“Business” has the meaning given to it in the recitals hereto.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the City of New York.

“Business Employees” means all current employees, officers and directors of the Sellers and their Affiliates who perform, as of the date hereof, services related to the Business.

“Business Intellectual Property” means all Owned Intellectual Property and all Licensed Intellectual Property.

“Business IP Agreements” means all IP Agreements that relate to, are used, useful or held for use in, or have been acquired in connection with the operation of the Business.

“Business IT Assets” means all IT Assets that (i) are owned by or under obligation of assignment to any Seller, or (ii) a Seller is licensed or otherwise permitted by other Persons to use pursuant to the Business IP Agreements, in each case of (i) and (ii), that relate to, are used, useful or held for use in, or have been acquired in connection with the operation of the Business.

“Business Software” means all Software included in the Business IT Assets.

“BWC” has the meaning given to it in Section 2.02(a)(vii).

“Canadian Assets” means Purchased Assets owned or held for use, prior to the Closing Date, by Milacron Canada or otherwise located in Canada.

“Canadian Assumed Employee Plan” means an Assumed Employee Plan that provides benefits to a Canadian Employee.

“Canadian Bid Procedures Recognition Order” means an Order of the Canadian Court pursuant to section 18.6 of the CCAA recognizing the U.S. Bid Procedures Order, in form and substance reasonably satisfactory to the Purchaser.

“Canadian Case” has the meaning given to it in the recitals hereto.

“Canadian Contracts” means Contracts to which Milacron Canada is a party, other than Excluded Contracts.

“Canadian Court” has the meaning given to it in the recitals hereto.

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“Canadian Court-Ordered Charges” means collectively, court-ordered charges granted pursuant to the Canadian Recognition Order, which include, (i) the Administration Charge, (ii) the Term DIP Charge, (iii) the ABL DIP Charge, and (iv) the Directors’ Charge.

“Canadian Employees” means those Transferred Employees who were employed by Milacron Canada immediately prior to the Closing (and not employed by any other Seller).

“Canadian Purchase Price” means the amount of consideration payable by the Canadian Purchaser to Milacron Canada for the Canadian Assets.

“Canadian Purchaser” means the Affiliate of the Purchaser designated by the Purchaser to purchase the Canadian Assets.

“Canadian Recognition Order” means Amended and Restated Initial Order made by the Canadian Court on March 10, 2009.

“Canadian Sale Recognition Order” means an Order of the Canadian Court pursuant to section 18.6 of the CCAA recognizing the U.S. Sale Order and vesting title to the Canadian Assets in the Canadian Purchaser free and clear of all Liens, except for Permitted Encumbrances, in form and substance reasonably satisfactory to the Purchaser.

“Canadian Trade Payables” means the payables of Milacron Canada to third parties that were incurred prior to the Petition Date but have not been paid as of the Closing, which payables shall not exceed $750,000, either individually or in the aggregate.

“Cases” has the meaning given to it in the recitals hereto.

“Cash” means all cash and cash equivalents as determined in accordance with GAAP, net of all outstanding checks and transfers; provided, that “Cash” shall not be less than $0.00.

“CCAA” has the meaning given to it in the recitals hereto.

“Cimcool” has the meaning set forth in the preamble hereto.

“Claim” means a “claim” as defined in section 101(5) of the Bankruptcy Code against any Debtor.

“Closing” has the meaning given to it in Section 2.07.

“Closing Date” has the meaning given to it in Section 2.07.

“Company Interest” has the meaning given to it in Section 3.02(a).

“Company Subsidiaries” has the meaning given to it in Section 3.02(a).

“Consent” means any consent, waiver, approval, order or authorization of, or registration, declaration or filing with or notice to, any Governmental Authority or other Person.

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“Consent Pending Contract” has the meaning given to it in Section 2.11(a).

“Contract” means any contract, arrangement, note, bond, commitment, purchase order, sales order, franchise, guarantee, indemnity, indenture, instrument, lease, license or other agreement, understanding, instrument or obligation, whether written or oral, all amendments, supplements and modifications of or for any of the foregoing and all rights and interests arising thereunder or in connection therewith, other than any Employee Plan.

“Contract Retention Period” has the meaning given to it in Section 2.11(b).

“control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs, policies or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by Contract, credit arrangement or otherwise.

“Conveyance Taxes” means all sales, use, value added, transfer, stamp, stock transfer, real property transfer and similar Taxes including, for greater certainty, GST, in each case applicable to the Transactions.

“Corporate Name” has the meaning given to it in Section 5.07(a).

“Credit Bid” means the “credit bid” (pursuant to Section 363(k) of the Bankruptcy Code) of any of the secured obligations owing to the Sponsors under the Senior Secured Notes.

“Creditors’ Committee” means the Official Committee of Unsecured Creditors appointed by the Office of United States Trustee in the U.S. Cases.

“Debtors” has the meaning given to it in the recitals hereto.

“Deed” means, with respect to each parcel of Owned Real Property, the instrument of conveyance customary to the applicable jurisdiction in registrable or recordable form where applicable, to be executed and delivered by the applicable Seller at the Closing in order to convey to the Purchaser such Seller’s interest, if any, in such parcel of Owned Real Property, free and clear of all Liens, in form and substance to be agreed by the parties hereto before the Closing.

“Determined Cure Costs” means the amounts required to be paid to counterparties of Assigned Contracts on account of the assumption thereof pursuant to Section 365 of the Bankruptcy Code (or otherwise but without duplication upon the assignment of Assigned Contracts which are Canadian Contracts), which amounts shall be determined by written agreement between the Purchaser and such counterparty or pursuant to a Final Order of the U.S. Bankruptcy Court, which Final Order may be the U.S. Sale Order.

“DIP ABL Credit Agreement” means that certain Senior Secured, Super-Priority Debtor-In-Possession Credit Agreement, dated as of March 11, 2009, by and among Milacron and each of the other borrowers signatory thereto, certain other subsidiaries of Milacron, the

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lenders signatory thereto from time to time, General Electric Capital Corporation, as administrative agent, and GE Capital Markets, Inc.

“DIP ABL Facility” means the credit facility available pursuant to the terms of the DIP ABL Credit Agreement.

“DIP Facility” means the DIP ABL Facility together with the DIP Term Loan Facility.

“DIP Note Purchase Agreement” means that certain Senior Secured Superpriority Priming Debtor-In-Possession Note Purchase Agreement, dated on or about April 29, 2009, by and among Milacron, as issuer, certain affiliates of Milacron, as guarantors, DDJ Capital Management LLC, as administrative agent and registrar, and purchasers party thereto.

“DIP Term Loan Credit Agreement” means that certain Senior Secured Superpriority Priming Debtor-In-Possession Credit Agreement, dated as of March 10, 2009, by and among Milacron, as borrower, certain affiliates of Milacron, as guarantors, DDJ Capital Management LLC, as administrative agent, Avenue Investments, L.P., the affiliates of DDJ Capital Management LLC listed on the signature pages thereto and the other banks, financial institutions and other institutions from time to time party thereto.

“DIP Term Loan Facility” means the facility available pursuant to (i) the DIP Term Loan Credit Agreement, (ii) the DIP Note Purchase Agreement and (iii) any other instrument or agreement contemplated by the foregoing.

“Directors’ Charge” means a court-ordered charge in favor of directors and officers of Milacron Canada.

“DME” has the meaning set forth in the preamble hereto.

“Employee Plans” has the meaning given to it in Section 3.11(a).

“Environmental Claim” means any and all Actions, summons, citations, directives, orders, consents, decrees, claims, judgments or notices of non-compliance or violation or Liability or potential Liability by any Governmental Authority or Person relating to any Environmental Law, Environmental Permit or Hazardous Material.

“Environmental Law” means all federal, national, supranational, foreign, state, provincial, county, municipal or local or similar Laws, or legally enforceable requirements of any Governmental Authority including all arbitration awards, relating to pollution, protection of the environment, human or worker health and safety, exposure to Hazardous Materials, and natural resource damages, including the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq., as amended (“CERCLA”); the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq., as amended; the Clean Air Act, 42 U.S.C. 7401 et seq., as amended; the Clean Water Act, 33 U.S.C. 1251 et seq., as amended; the Occupational Safety and Health Act, 29 U.S.C. 655 et seq., as amended; the Emergency Planning & Community Right-To-Know Act of 1986, 42 U.S.C. 11001 et seq., as amended; the Noise Control Act of 1972, 42 U.S.C. 4901 et seq., as amended; the Oil Pollution Act, 33 U.S.C. 2701,

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et seq., as amended; the Toxic Substances Control Act, 42 U.S.C. 2601, et seq., as amended, and any similar federal, national, supranational, foreign, state, provincial, county, municipal or local Law.

“Environmental Liabilities” means all Liabilities, monetary or other obligations, losses, damages, punitive damages (including consequential damages, treble damages and natural resource damages), costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest to the extent relating to or arising from (a) any pre-Closing Releases by any of the Sellers, their Subsidiaries or their predecessors-in-interest, or at, on, in, or migrating to or from the Owned Real Property, the Leased Real Property or any property or facility currently or formerly owned, leased, used or operated by any of the Sellers, their Subsidiaries or their predecessors-in-interest, or in connection with the Business, including with respect to any Remedial Action relating thereto and to any post-Closing leaching or migration of such Hazardous Materials, (b) any Releases at any time at, on, in, or migrating to or from any real property to which Hazardous Materials were sent prior to Closing for storage, treatment, disposal or recycling (i) by any of the Sellers, their Subsidiaries or their predecessors-in-interest or (ii) from the Owned Real Property, the Leased Real Property, or any property or facility currently or formerly owned, leased, used or operated by any of the Sellers, their Subsidiaries or their predecessors-in-interest, or in connection with the Business, including with respect to any Remedial Action relating thereto, (c) exposure to Hazardous Materials at any time (i) in connection with any product sold or distributed prior to Closing by any of the Sellers, their Subsidiaries or their predecessors-in-interest, or (ii) in connection with the Business, any of the Sellers, their Subsidiaries or their predecessors-in-interest prior to the Closing, (d) exposure to Hazardous Materials prior to Closing at the Owned Real Property, the Leased Real Property, or any property or facility currently or formerly owned, leased, used or operated by any of the Sellers, their Subsidiaries or their predecessors-in-interest, (e) any pre-Closing violation, alleged violation, non-compliance or alleged non-compliance of or with any Environmental Law or Environmental Permit by any of the Sellers, their Subsidiaries or their predecessors-in-interest, or in connection with the Business, the Owned Real Property, the Leased Real Property, or any property or facility currently or formerly owned, leased, used or operated by any of the Sellers, their Subsidiaries or their predecessors-in-interest, and any continuation of such violation or non-compliance subsequent to the Closing, and (f) any Environmental Claim, whenever made or asserted, relating to any action, omission, event, circumstance or condition first occurring, failing to occur or existing prior to Closing and relating to the Business, any of the Sellers, their Subsidiaries or their predecessors-in-interest, the Owned Real Property, the Leased Real Property, or any property or facility currently or formerly owned, leased, used or operated by any of the Sellers, their Subsidiaries or their predecessors-in-interest.

“Environmental Permits” means any permit, registration, certificate, qualification, approval, identification number, license and other authorization required under or issued pursuant to any applicable Environmental Law or otherwise required by any applicable Governmental Authority in connection with Environmental Laws.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

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“ETA” means the Excise Tax Act (Canada).

“European Shares” has the meaning given to it in Section 2.01(a).

“European Subsidiaries” means Milacron B.V. and Milacron Investments B.V.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

“Excluded Assets” has the meaning given to it in Section 2.01(b).

“Excluded Contract” has the meaning given to it in Section 5.01(a).

“Excluded Liabilities” has the meaning given to it in Section 2.02(b).

“Excluded Taxes” means (i) all Taxes (other than Conveyance Taxes) relating to the Purchased Assets or the Business for any Pre-Closing Period, (ii) all Income Taxes imposed on the Sellers or the Transferred Subsidiaries for any taxable period and (iii) all Taxes relating to the Excluded Assets for any taxable period.  For purposes of this Agreement, in the case of any Straddle Period, (a) Property Taxes relating to the Purchased Assets allocable to the Pre-Closing Period shall be equal to the amount of such Property Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that fall within the portion of the Straddle Period ending on (and including) the Closing Date and the denominator of which is the number of days in the entire Straddle Period, and (b) Taxes (other than Property Taxes) relating to the Purchased Assets for the Pre-Closing Period shall be computed as if such taxable period ended on (and included) the Closing Date.

“File”, “Filed” or “Filing” means file, filed or filing with a Bankruptcy Court (or agent thereof) in connection with the Cases.

“Final DIP Order” means the Final Order attached hereto as Exhibit A.

“Final Order” means an order or judgment entered by a Bankruptcy Court or any other court of competent jurisdiction:  (i) that has not been reversed, stayed, appealed, modified, amended, revoked, vacated, varied, or set aside, and as to which (A) any right to appeal or seek leave to appeal, certiorari, review, reargument, stay or rehearing has been waived or (B) the time to appeal or seek certiorari, review, reargument, stay or rehearing has expired and no appeal or petition for certiorari, review, reargument, stay or rehearing is pending; or (ii) as to which an appeal has been taken or petition for certiorari, review, reargument, stay or rehearing has been filed and (A) such appeal or petition for certiorari, review, reargument, stay or rehearing has been resolved by the highest court to which the order or judgment was appealed or from which certiorari, review, reargument, stay or rehearing was sought and (B) the time to appeal further or seek certiorari, further review, reargument, stay or rehearing has expired and no such further appeal or petition for certiorari, further review, reargument, stay or rehearing is pending; provided, however, that no order or judgment will fail to be a “Final Order” solely because of the possibility that a motion pursuant to Section 502(j) or 1144 of the Bankruptcy Code, Rule 59 or 60 of the Federal Rules of Civil Procedure or Rule 9024 of the Federal Rules of Bankruptcy

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Procedure, or similar statutory or regulatory provisions or court process under Canadian Law, may be filed with respect to such order or judgment.

“GAAP” means United States generally accepted accounting principles in effect from time to time throughout the periods involved.

“Governmental Authority” means any federal, national, supranational, foreign, state, provincial, local, county, municipal or other government, any governmental, regulatory or administrative authority, agency, department, bureau, board, commission or official or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority, or any court (including the Bankruptcy Courts), tribunal, judicial or arbitral body, or any Self-Regulatory Organization.

“G Reorganization Structure” has the meaning given to it in Section 5.23(b).

“GST” means goods and services tax and harmonized sales tax imposed under Part IX of the ETA and any similar value added or multi-staged tax imposed under any applicable provincial or territorial legislation, including for greater certainty, QST.

“Hazardous Material” shall include, without regard to amount and/or concentration: (a) any material, substance, element, compound or chemical that is defined, listed or otherwise classified as a waste, contaminant, pollutant, or as toxic, hazardous or extremely hazardous, or as a medical waste, biohazardous or infectious waste, special waste, or solid waste under Environmental Laws; (b) petroleum, petroleum-based or petroleum-derived products; (c) polychlorinated biphenyls; (d) toxic mold; (e) any material, substance, element, compound or chemical exhibiting a hazardous characteristic including but not limited to corrosivity, ignitibility, toxicity or reactivity as well as any radioactive or explosive materials, substances, elements, compounds or chemicals; and (f) any raw materials or building components, including but not limited to asbestos-containing materials and manufactured products, containing Hazardous Materials.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder.

“Income Taxes” means Taxes imposed on overall gross or net income or profits, franchise, net worth, capital and similar “doing business” Taxes and branch profits and similar Taxes.

“Indebtedness” means any liabilities or obligations, whether contingent or otherwise (including penalties, interest and premiums), including any of the following:  (i) in respect of borrowed money or with respect to advances of any kind (including under the DIP Facility); (ii) evidenced by bonds, notes, debentures or similar instruments; (iii) for the payment of money relating to any capitalized lease obligation; (iv) for the deferred purchase price of goods or services or for trade or barter arrangements; (v) evidenced by a letter of credit or reimbursement obligation with respect to any letter of credit; (vi) under interest rate, currency or commodity hedging, swap or similar derivative transactions; (vii) all guarantees, assumptions, endorsements or other agreements and arrangements having the economic effect of a guarantee of any Person by the Sellers; and (viii) all liabilities and other obligations of others of the kind

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described in clauses (i) – (vii) that are secured by a Lien on any properties or assets of the Sellers.

“Indenture Trustee” means U.S. Bank National Association, as trustee under the Senior Secured Notes Indenture.

“Information Officer” means RSM Richter Inc. in its capacity as information officer in the Canadian Case appointed by the Canadian Court pursuant to the Canadian Recognition Order.

“Intellectual Property” means, in any and all jurisdictions worldwide, all (i) patents, utility models, inventions and discoveries, statutory invention registrations, mask works, invention disclosures, and industrial designs, community designs and other designs, (ii) Trademarks, (iii) works of authorship (including Software) and copyrights, and moral rights, design rights and database rights therein and thereto, (iv) confidential and proprietary information, including trade secrets, know-how and invention rights, (v) rights of privacy and publicity, (vi) registrations, applications, renewals and extensions for any of the foregoing in (i)-(v), and (vii) any and all other proprietary rights.

“Intercompany Loans” means, as of the Closing, any indebtedness owed to any Seller by any Transferred Subsidiary.

“Inventory” means all inventory and all finished goods, merchandise, work in progress, residual by-products, samples, supplies, spare parts, shipping materials, packaging materials, raw materials and other consumables relating to the Business and owned by the Sellers and maintained, held or stored by or for any of the Sellers as of the Closing Date, wherever located, and any prepaid deposits for any of the same.

“IP Agreements” means all Contracts concerning Intellectual Property or IT Assets to which any Seller is a party or beneficiary or by which any Seller, or any of its properties or assets, may be bound, including all (i) licenses of Intellectual Property by any Seller to any Person, (ii) licenses of Intellectual Property by any Person to any Seller, (iii) Contracts between any Person and any Seller relating to the transfer, development, maintenance or use of Intellectual Property or IT Assets, the development or transmission of data, or the use, modification, framing, linking, advertisement or other practices with respect to Internet websites, and (iv) consents, settlements and Orders governing the use, validity or enforceability of Intellectual Property or IT Assets.

“IRS” means the Internal Revenue Service of the United States.

“IT Assets” means Software, systems, servers, computers, hardware, firmware, middleware, networks, data communications lines, routers, hubs, switches and all other information technology equipment, and all associated documentation.

“Law” means any federal, national, supranational, foreign, state, provincial, local, county, municipal or similar statute, law, common law, writ, injunction, decree, guideline, policy, ordinance, regulation, rule, code, Order, constitution, treaty, requirement, judgment or

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judicial or administrative doctrines enacted, promulgated, issued, enforced or entered by any Governmental Authority.

“Leased Real Property” means the leasehold interests of the Sellers and the security deposits appurtenant thereto described in Section 3.10(b) of the Sellers’ Disclosure Schedule, together with (a) any prepaid rent, security deposits and options to renew or purchase relating to the foregoing and (b) all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems and items of personal property of such Seller used or useful in the Business attached or appurtenant thereto and all easements, rights of way, options, renewal rights, licenses, rights and appurtenances relating to the foregoing.

“Liabilities” means any and all debts, liabilities, obligations to perform services and other obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, known or unknown or determined or determinable, including those arising under any Law, Action or Order and those arising under any Contract.

“License Agreement” has the meaning given to it in Section 5.22.

“Licensed Intellectual Property” means all Intellectual Property that a Seller (or Subsidiary of any Seller) is licensed or otherwise permitted by other Persons to use pursuant to the Business IP Agreements and that relates to, is used, useful or held for use in, or which license or right to use has been acquired in connection with, the operation of the Business.

“Liens” means any mortgage, deed of trust, pledge, assignment, security interest, encumbrance, lien, Mechanics Lien, charge, hypothecation, deemed trust, Action, easement, charge or otherwise, or claim of any kind or nature whatsoever in respect of any property, other than any license of Intellectual Property, including any of the foregoing created by, arising under, or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of a financing statement naming the owner of the property as to which such lien relates as the debtor under the Uniform Commercial Code or any comparable Law in any other jurisdiction.

“Lloyds Facility” means the credit facility available pursuant to the terms of that certain Asset Based Finance Agreement, dated as of March 12, 2008, by and among Lloyds TSB Bank Plc, Netherlands Branch and Belgium Branch, Lloyds TSB Commercial Finance Limited, Cimcool Europe B.V., Cimcool Industrial Products B.V., D-M-E Europe CVBA, Ferromatik Milacron Maschinenbau GmbH, Milacron Kunststoffmaschinen Europa GmbH, Milacron B.V. and Milacron Nederland B.V.

“Material Adverse Effect” means any event, circumstance, development, change or effect that, individually or in the aggregate with all other events, circumstances, developments, changes or effects, (a) has had or would reasonably be expected to have or result in a material adverse effect on the results of operations, properties, assets, liabilities or condition (financial or otherwise) of the Business, the Purchased Assets or the Assumed Liabilities, taken as a whole or (b) has materially and adversely affected or would reasonably be expected to materially and adversely affect the ability of the Purchaser to operate or conduct the Business in

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the manner in which it is currently operated or conducted or in the manner in which it is currently contemplated to be operated or conducted by the Sellers, except, in each case, for any such effects resulting from (i) changes caused by acts of war, armed hostilities or terrorism occurring after the date hereof; (ii) any change, due to general economic conditions, new Laws, or otherwise, that generally affects any industry in which any of the Sellers operates, unless such change has a disproportionate impact on the Sellers or the Business; and (iii) any failure by any Seller to meet any internal projections, budgets, plans or forecasts (excluding the Post-Closing Budget) (but not excluding the underlying cause of such failure to meet internal projections, budgets, plans or forecasts if such cause would otherwise be encompassed by clause (a) or (b) above).

“Material Contracts” has the meaning given to it in Section 3.13(a).

“MCH B.V.” has the meaning set forth in the preamble hereto.

“Mechanics Liens” means mechanics’, carriers’, workers’, repairers’, workmens’, builders’, contractors’, suppliers of materials or architects’ and other similar liens incidental to construction, maintenance or repair operations arising or incurred in the ordinary course of business relating to obligations as to which there is no default on the part of any of the Sellers, or pledges, deposits or other liens securing the performance of bids, trade contracts, leases or statutory obligations (including workers’ compensation, unemployment insurance or other social security legislation).

“Milacron” has the meaning set forth in the preamble hereto.

“Milacron Canada” has the meaning set forth in the preamble hereto.

“Milacron Marketing” has the meaning set forth in the preamble hereto.

“Milacron Plastics” has the meaning set forth in the preamble hereto.

“Milacron SEC Documents” means all forms, reports, schedules, statements and other documents (including, in each case, exhibits, schedules, amendments or supplements thereto, and any other information incorporated by reference therein) required to be filed with the SEC by Milacron since January 1, 2006 under the Exchange Act or the Securities Act (as such documents have been amended or supplemented between the time of their respective filing and the date of this Agreement).

“Objecting Assigned Contract Party” has the meaning given to it in Section 5.01(d).

“Off-the-Shelf Software“ means all Business Software that is commercially available off-the-shelf Software that (i) is not material to the Business, (ii) has not been modified or customized for any Seller, and (iii) is licensed to a Seller for a one-time or annual fee of $10,000 or less.

“Ohio Workers’ Compensation Program” has the meaning given to it in Section 2.02(a)(vii).

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“Omitted Assets” has the meaning given to it in Section 5.16(c).

“Order” means any order, writ, judgment, injunction, decree, rule, ruling, directive, stipulation, determination or award made, issued or entered by or with any Governmental Authority, whether preliminary, interlocutory or final, including any Order entered in the Cases (including the Sale Orders).

“Owned Intellectual Property” means all Intellectual Property owned by or under obligation of assignment to any Seller (or Subsidiary of any Seller) that relates to, is used, useful or held for use in, or has been acquired in connection with, the operation of the Business.

“Owned Real Property” means the real property and interests therein described in Section 3.09(a) of the Sellers’ Disclosure Schedule, including all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, and items of personal property attached or appurtenant thereto and all interests, easements, rights of way, licenses, rights, privileges, covenants, restrictive covenants, possibilities of reverter, options to purchase, hereditaments and other appurtenances relating to the foregoing.

“Owned Software” has the meaning given to it in Section 3.09(g).

“Permits” has the meaning given to it in Section 2.01(a)(xi).

“Permitted Encumbrances” means (a) statutory Liens for current Taxes assessments or other governmental charges not yet due or delinquent (or which may be paid without interest or penalties) or which are being contested in good faith in proper proceedings and for which adequate reserves have been established in accordance with GAAP; (b) zoning, landmarking, entitlement, conservation restriction and other land use and environmental regulations by Governmental Authorities which do not materially interfere with the occupancy or current use of the Purchased Assets; (c) all covenants, conditions, restrictions, easements, rights of way, licenses and other similar interests in land (excluding, for greater certainty, as of the Closing, any mortgages, assignments of rents or any other financial charges except those in the preceding clause (a)) which were recorded as of the Petition Date, including any rights of way, easements, or other instruments granting similar rights that may be registered or recorded after such times without the consent of the Sellers and which do not materially interfere with the occupancy, value or current use of any such real property or any interests therein; (d) Mechanics Liens, solely to the extent such Liens are senior to the Liens securing the obligations under the DIP Term Loan Facility and the Senior Secured Notes; (e) matters which would be disclosed by an accurate survey or inspection of the real property which do not or could not materially impair the occupancy, value or current use of such real property which they encumber; and (f) encumbrances associated with, and financing statements evidencing, the rights of equipment lessors under all leases of personal property that relate to the Business, including all benefits, rights and options pursuant to such leases, provided that they are related to the Assigned Contracts.

“Person” means any individual, partnership, firm, corporation, limited liability company, association, joint venture, trust, Governmental Authority, first nation, aboriginal or

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native group or band, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

“Petition Date” means March 10, 2009, the date on which the U.S. Cases were commenced by the filing of voluntary petitions under the Bankruptcy Code.

“Plan” means any plan of reorganization or liquidation or a plan of compromise or arrangement relating to one or more of the Debtors and Filed after the date hereof that contains terms and conditions that, to the extent they relate to this Agreement, the Purchaser or the Transactions, are satisfactory to the Purchaser, in its sole discretion.

“Post-Closing Budget” means the budget attached hereto as Exhibit B, or as may be amended by the Purchaser with the consent of the Sellers or by the Sellers with the consent of the Purchaser, in each case from time to time prior to or after the Closing.

“Pre-Closing Budget” means the budget attached hereto as Exhibit C, or as may be amended by the Purchaser with the consent of the Sellers or by the Sellers with the consent of the Purchaser, in each case from time to time prior to the Closing.

“Pre-Closing Period” means any taxable period (or portion of a Straddle Period) ending on or prior to the Closing Date.

“Property Taxes” means real and personal ad valorem property Taxes and any other Taxes (other than sales, use, value added, transfer, stamp, stock transfer, real property transfer and similar Taxes) imposed on a periodic basis and measured by the value of any item of property.

“Public Software” means any Software that contains, or is derived in any manner from, in whole or in part, any Software that is distributed as freeware, shareware, open source Software (e.g., Linux) or similar licensing or distribution models that (i) require the licensing or distribution of source code to any other Person, (ii) prohibit or limit the receipt of consideration in connection with sublicensing or distributing any Software, (iii) except as specifically permitted by applicable Law, allow any Person to decompile, disassemble or otherwise reverse-engineer any Software, or (iv) require the licensing of any Software to any other Person for the purpose of making derivative works.  For the avoidance of doubt, “Public Software” includes Software licensed or distributed under any of the following licenses or distribution models (or licenses or distribution models similar thereto):  (i) the GNU General Public License (GPL) or Lesser/Library GPL (LGPL); (ii) the Artistic License (e.g., PERL); (iii) the Mozilla Public License; (iv) the Netscape Public License; (v) the Sun Community Source License (SCSL); (vi) the Sun Industry Standards Source License (SISSL); (vii) the BSD License; (viii) Red Hat Linux; (ix) the Apache License; and (x) any other license or distribution model described by the Open Source Initiative as set forth on www.opensource.org.

“Purchase Agreement Bid Amount” means the credit bid for cancellation of an aggregate amount of $6.1 million of Senior Secured Notes held or beneficially owed by the Sponsors (or any Person Affiliated with or managed by a Sponsor) (such amount to include the par value of such notes, plus accrued and unpaid interest through the Petition Date).

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“Purchased Assets” has the meaning given to it in Section 2.01(a).

“Purchase Price” has the meaning given to it in Section 2.04.

“Purchaser” has the meaning given to it in the preamble hereto.

“Purchaser Plans” has the meaning given to it in Section 6.02(c).

“Purchaser Savings Plan” has the meaning given to it in Section 6.02(b).

“Purchaser’s Disclosure Schedule” means the disclosure schedule attached hereto as Schedule I, dated as of the date hereof, delivered by the Purchaser to Milacron in connection with this Agreement.

“Purchaser’s Financial Advisor” means AlixPartners LLP.

“Purchaser’s Knowledge” means the actual knowledge of the Persons set forth in Section 1.01(a) of the Purchaser’s Disclosure Schedule, in each case after reasonable due inquiry.

“QST” means tax imposed under the Quebec Sales Tax Act.

“Real Property” means the Owned Real Property and the Leased Real Property.

“Receivables” means any and all accounts receivable, notes and other amounts receivable from third parties, including customers, arising from the conduct of the Business before the Closing, whether or not in the ordinary course of business, together with any unpaid financing charges accrued thereon.

“Registered” means issued by, registered, recorded or filed with, renewed by or the subject of a pending application before any Governmental Authority or Internet domain name registrar.

“Regulations” means the Treasury Regulations (including Temporary Regulations) promulgated by the United States Department of Treasury with respect to the Tax Code or other federal tax statutes.

“Release” means any spilling, leaking, pumping, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping, or disposing of Hazardous Materials (including the abandonment or discarding of barrels, containers or other closed receptacles containing Hazardous Materials) into the environment.

“Remedial Action” means (i) to “remove” or any “removal”, or to “remedy” or any “remedial action” as those terms are defined in CERCLA, and (ii) any other actions taken to (A) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment; (B) prevent or minimize a

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Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (C) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; (D) abate, encapsulate or remove any building material that contains Hazardous Materials, (E) correct a condition of non-compliance with Environmental Laws; or (F) address, correct or respond to an Environmental Claim.

“Representatives” means, with respect to a particular Person, any director, officer, employee or other representative of such Person, including such Person’s attorneys, financial advisors and restructuring advisors.  Without limiting the generality of the foregoing, the Sellers’ Financial Advisor and Sellers’ Restructuring Advisor shall be deemed Representatives of the Sellers.

“Required Consent” has the meaning given to it in Section 8.02(h).

“Restructuring Support Agreement” means that certain Restructuring Support Agreement, dated as of March 9, 2009, among the RSA Sponsors and Milacron and various of its direct and indirect subsidiaries party thereto, a copy of which is attached hereto as Exhibit D.

“RSA Sponsors” means the Initial Sponsors (as defined in the Restructuring Support Agreement).

“Sale Hearing” means the hearing before the U.S. Bankruptcy Court to consider the U.S. Sale Order.

“Sale Orders” means collectively the U.S. Sale Order and the Canadian Sale Recognition Order.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

“Self-Regulatory Organization” means the New York Stock Exchange or any other securities exchange, futures exchange, contract market, any other exchange or corporation or similar self-regulatory body or organization applicable to a party to this Agreement.

“Seller Brands” means the Trademarks that are owned by the Sellers and set forth in Section 1.01(b) of the Sellers’ Disclosure Schedule.

“Sellers” has the meaning given to it in the preamble hereto.

“Sellers’ Damage Claim” has the meaning given to it in Section 9.02(f)(i).

“Sellers’ Disclosure Schedule” means the disclosure schedule attached hereto as Schedule II, dated as of the date hereof, delivered by the Sellers to the Purchaser in connection with this Agreement.

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“Sellers’ Expenses” means any costs and expenses (including all legal, accounting, financial advisory, valuation, investment banking and other third party advisory or consulting fees and expenses including those of Dinsmore & Shohl LLP, Torys LLP, Sellers’ Financial Advisor and Sellers’ Restructuring Advisor) incurred by or on behalf of the Sellers in connection with the Cases or the Transactions.

“Sellers’ Financial Advisor” means Conway, Del Genio, Gries & Co. LLC.

“Sellers’ Knowledge” means the actual knowledge of the Persons set forth in Section 1.01(c) of the Sellers’ Disclosure Schedule, in each case after reasonable due inquiry.

“Sellers’ Release” has the meaning given to it in Section 2.08(k).

“Sellers’ Restructuring Advisor” means Rothschild Inc.

“Senior Secured Exchange Notes” means the 11-½% senior secured notes of Milacron, due May 15, 2011, issued in an exchange offer pursuant to the Senior Secured Notes Indenture.

“Senior Secured Notes” means the 11- ½% senior secured notes of Milacron, due 2011, in an aggregate principal amount of $225,000,000 issued pursuant to the Senior Secured Notes Indenture and the Senior Secured Exchange Notes.

“Senior Secured Notes Indenture” means that certain Indenture, dated as of May 26, 2004, by and among U.S. Bank National Association, as trustee, Milacron Escrow Corporation, as issuer, which merged with and into Milacron, and the guarantors party thereto, as may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Shares” means the European Shares and the Transferred Shares.

“Software” means all (i) computer programs, applications, systems and code, including software implementations of algorithms, models and methodologies, program interfaces, and source code and object code, (ii) Internet and intranet websites, databases and compilations, including data and collections of data, whether machine-readable or otherwise, (iii) development and design tools, library functions and compilers, (iv) technology supporting websites, and the contents and audiovisual displays of websites, and (v) media, documentation and other works of authorship, including user manuals and training materials, relating to or embodying any of the foregoing or on which any of the foregoing is recorded.

“Sponsors’ Additional Consideration Lien Release” means the release by the Sponsors of the Lien on the Additional Consideration securing the obligations owing under the Senior Secured Notes Indenture, in form and substance to be agreed by the parties hereto before the Closing.

“Sponsors’ Release” has the meaning given to it in Section 2.09(a)(vi).

“Sponsors” means the Persons set forth on Exhibit E hereto.

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“Straddle Period” means any taxable period beginning on or prior to and ending after the Closing Date.

“Subsequent Filings” means, collectively, all subsequent filings made after the date of this Agreement amending or superseding any Milacron SEC Documents (including any statements or schedules therein) and any forms, reports, schedules, statements, registration statements, proxy statements, or other documents (including in each case, exhibits, schedules, amendments or supplements thereto, and any other information incorporated by reference therein) filed with the SEC after the date of this Agreement.

“Subsidiary” means, when used with reference to any Person, any corporation, partnership, limited liability company, joint venture, stock company or other entity of which such Person (either acting alone or together with its other Subsidiaries), directly or indirectly, owns or has the power to vote or to exercise a controlling influence with respect to 50% of more of the capital stock or other voting interests, the holders of which are entitled to vote for the election of a majority of the board of directors or any similar governing body of such corporation, partnership, limited liability company, joint venture, stock company or other entity.

“Successful Bidder” has the meaning given to it in the Bid Procedures.

“Tax” means any (a) federal, state, provincial, territorial, municipal, local or foreign income, profits, capital, business, franchise, gross receipts, customs, duties, net worth, sales, use, goods and services, harmonized sales, gross receipts, withholding, value added, ad valorem, employment, social security, disability, occupation, pension, real property, personal property (tangible and intangible), stamp, duty, stamp duty, transfer, land transfer, conveyance, severance, production, development, occupancy, employer health, payroll, health, social services, education, employment insurance, health insurance and Canada, Quebec or other government pension plan premiums or contributions, excise and other taxes, withholdings, duties, levies, imposts and other similar charges and assessments (including any and all fines, penalties and additions attributable to or otherwise imposed on or with respect to any such taxes, charges, fees, levies or other assessments, and interest thereon) imposed by or on behalf of any Governmental Authority or other taxing authority, and (b) liability for the payment of any Tax (i) as a result of being a member of a consolidated, combined, unitary or affiliated group that includes any other Person, (ii) by reason of any obligation to indemnify or otherwise assume or succeed to the liability of any other Person for Taxes, including a Tax sharing, Tax indemnity or similar agreement, or (iii) by reason of transferee or successor liability.

“Tax Code” means the U.S. Internal Revenue Code of 1986, as amended through the date hereof.

“Tax Documents” has the meaning given to it in Section 2.01(a)(vii).

“Tax Returns” means any and all returns, reports, documents, declarations, claims for refund or other information or filings required to be supplied to any Governmental Authority or other taxing authority (foreign or domestic) with respect to Taxes together with all schedules or attachments thereto, including information returns where required, any documents with respect to or accompanying payments of estimated Taxes, or any documents with respect to or

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accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information, and including any amendments of any of the foregoing.

“Termination Date” means the Commitment Termination Date (as defined in the DIP ABL Credit Agreement).

“Term DIP Charge” means a court-ordered charge in favor of Term Secured Parties (as defined in the Canadian Recognition Order).

“Trademarks” means, in any and all jurisdictions worldwide, all trademarks, service marks, domain names, uniform resource locators, trade dress, trade names, geographical indications and other identifiers of source or goodwill, including the goodwill symbolized thereby or associated therewith.

“Transactions” means the transactions contemplated by this Agreement and the Ancillary Agreements.

“Transfer” or “Transferred” has the meaning given to it in Section 2.11.

“Transferred Employees” has the meaning given to it Section 6.01(a).

“Transferred Shares” has the meaning given to it in Section 2.01(a)(xxii).

“Transferred Subsidiaries” means the European Subsidiaries and those Affiliates of the Sellers listed in Section 2.01(a)(xxvi) of the Sellers’ Disclosure Schedule, as such schedule may be amended on or prior to June 5, 2009.

“Transition Services Agreement” has the meaning given to it in Section 5.17.

“U.S. Bankruptcy Court” has the meaning given to it in the recitals hereto.

“U.S. Bid Procedures Order” means an Order of the U.S. Bankruptcy Court in substantially the form attached hereto as Exhibit F.

“U.S. Cases” has the meaning given to it in the recitals hereto.

“U.S. Sale Order” means an Order of the U.S Bankruptcy Court in substantially the form attached hereto as Exhibit G.

Section 1.02

Interpretation and Rules of Construction.  In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(a)

when a reference is made in this Agreement to an Article, Section or Schedule, such reference is to an Article or Section of or Schedule to this Agreement unless otherwise indicated;

(b)

the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

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(c)

whenever the words “include”, “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”;

(d)

the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(e)

all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

(f)

the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

(g)

references to a Person are also to the Person’s heirs, executors, administrators, personal representatives, successors and permitted assigns, as applicable;

(h)

references to agreements are also to the same agreements as amended, restated or otherwise modified from time to time; and

(i)

references to the Sellers are also to each Seller individually.

ARTICLE II

PURCHASE AND SALE

Section 2.01

Purchase and Sale of Assets.

(a)

Upon the terms and subject to the conditions of this Agreement, and subject to the entry of the Sale Orders, at the Closing, each Seller (other than MCH B.V.) shall sell, assign, transfer, convey and deliver, or cause to be sold, assigned, transferred, conveyed and delivered, to the Purchaser or one or more of its designated Affiliates (which, in the case of the Canadian Assets, shall be the Canadian Purchaser), free and clear of all Liens, claims and encumbrances of any nature whatsoever other than Permitted Encumbrances and Assumed Liabilities, and the Purchaser or any such designated Affiliate shall purchase and acquire from such Seller, all of such Seller’s right, title and interest, as of the Closing Date, in and to any and all assets, properties, rights and claims of any kind or nature, whether tangible or intangible, real, personal or mixed, wherever located and whether or not carried or reflected on the books and records of any of the Sellers, whether now existing or hereinafter acquired, which relate to the Business or which are used, useful or held for use in, or have been acquired in connection with, the operation of the Business, excluding only the Excluded Assets (such assets, properties, rights and claims to be acquired hereunder, collectively and together with the European Shares, the “Purchased Assets”).  The Purchased Assets shall include, but not be limited to, the following (except to the extent any such asset constitutes an Excluded Asset):

(i)

the Real Property, save and except any Real Property that is an Excluded Asset or any Leased Real Property leased under a lease that is an Excluded Contract;

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(ii)

all tangible personal property related to, used, useful or held for use in the conduct of the Business, including equipment, machinery, tools, supplies, spare parts, molds, trucks, cars, other vehicles and rolling stock, furniture, fixtures, trade fixtures, leasehold improvements, office materials and supplies, and other tangible personal property located on, or off, the premises of the Real Property;

(iii)

the Inventory;

(iv)

all Cash, unaffiliated securities (including any equity interests, warrants, options or similar rights) and negotiable instruments of the Sellers on hand, in lock boxes, in financial institutions or elsewhere;

(v)

the Receivables and the Intercompany Loans;

(vi)

all files, operating data, books of account, general and financial records, personnel records of the Transferred Employees (to the extent legally transferable), invoices, shipping records, supplier lists, price lists, vendor lists, mailing lists, catalogs, sales promotion literature, advertising materials, brochures, standard forms of documents, manuals of operations or business procedures, research materials, contracts, instruments, filings, administrative and pricing manuals, correspondence, memoranda, plats, architectural plans, surveys, title insurance policies, drawings, plans and specifications, environmental reports, maintenance or service records, soil tests, engineering reports, operating records, operating safety manuals, and other material and documents, books (including true and complete copies of applicable portions of minute books), records and files (whether or not in the possession of any of the Sellers or their respective Representatives, stored in hardcopy form or on magnetic, optical or other media) and any rights thereto owned, associated with or employed by any of the Sellers in the conduct of the Business or otherwise related to the Purchased Assets or the Assumed Liabilities;

(vii)

copies of all Tax Returns and related schedules, workpapers and other material supporting information (“Tax Documents”) pertaining to the Purchased Assets or the Business (other than Tax Documents relating solely to Income Taxes of the Sellers);

(viii)

all goodwill associated with the Business or the Purchased Assets, including rights under any confidentiality agreements executed by any third party for the benefit of any of the Sellers and assigned to the Purchaser to the extent relating to the Business;

(ix)

the Owned Intellectual Property (including the Seller Brands), the Business IP Agreements and the Business IT Assets, including all (A) copies and tangible embodiments thereof in whatever form or medium (including electronic media), (B) claims and causes of action arising out of or related to, including all rights to sue, recover damages and obtain other relief for, any past, present and future infringement, passing off, misappropriation, breach or other violation of or conflict with any of the foregoing, (C) rights of priority and renewal in respect thereof, (D) rights therein provided by

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international treaties and conventions, (E) rights to any and all income, royalties, damages, fees and other payments now or hereafter due or payable in respect thereto, and (F) other rights associated therewith;

(x)

all Assigned Contracts and all of the rights and benefits accruing thereunder, including any outstanding deposits thereunder (with respect to any Consent Pending Contract, subject to the terms of Section 2.11(b) and (c) hereof);

(xi)

all franchises, permits, consents, certificates, clearances, approvals, exceptions, variances, permissions, filings, publications, declarations, notices, licenses, agreements, waivers and authorizations, including Environmental Permits, of or with any Governmental Authority related to the Business or used, useful or held for use by any of the Sellers in connection with the Business, and all rights and benefits accruing thereunder (collectively, the “Permits”) and all deposits and prepaid expenses held by third parties and/or Governmental Authority, save and except any such Permit that is an Excluded Contract;

(xii)

the sales and promotional literature, customer lists and other sales related materials related to the Business or used, useful or held for use in the Business;

(xiii)

the amount of, and all rights to any, insurance proceeds received by any of the Sellers after the date hereof in respect of the loss, destruction or condemnation of any Purchased Assets occurring prior to, on or after the Closing or relating to any Assumed Liabilities;

(xiv)

all unexpired, transferable warranties, indemnities, or guarantees from any third party with respect to any Purchased Asset, including any parcel of Real Property and any item of personal property or equipment;

(xv)

to the extent transferable and to the extent related to the Purchased Assets, the full benefit of all representations, warranties, guarantees, indemnities, undertakings, certificates, covenants, agreements and all security therefor received by any of the Sellers on the purchase or other acquisition of the Purchased Assets;

(xvi)

any rights, demands, claims, credits, allowances, rebates, or rights of setoff (other than against the Sellers or any of their Affiliates) arising out of or relating to any of the Purchased Assets;

(xvii)

all deposits received by any of the Sellers from any tenants with respect to any leases of Owned Real Property assumed by the Purchaser or from any subtenants with respect to any subleases of Leased Real Property assumed by the Purchaser;

(xviii)

all prepaid and deferred items that relate to the Business or the Purchased Assets, including all prepaid rentals and unbilled charges, fees and deposits;

(xix)

rights to any Tax refunds or credits for Taxes;

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(xx)

all confidentiality, non-compete, non-solicit and similar agreements entered into by any of the Sellers, or any of their respective Representatives, and assumed by the Purchaser in connection with a sale of the Purchased Assets or the Business;

(xxi)

all current and prior insurance policies (to the extent assignable) of any of the Sellers that relate to the Business or any of the Assumed Liabilities and all rights and benefits of any nature with respect thereto, including all insurance recoveries or refunds thereunder and rights to assert claims with respect to any such insurance recoveries, and further including all insurance policies, letters of credit, and any other assets related to coverage for workers’ compensation claims that are Assumed Liabilities and any tail insurance policies that provide coverage to the Sellers or their Affiliates or Representatives after the Closing Date;

(xxii)

all of the issued and outstanding capital stock of the Transferred Subsidiaries (the “Transferred Shares”) (other than the European Shares) and any warrants, options or similar rights to acquire the same;

(xxiii)

any Action (and any related rights or demands) of the Sellers and their estates under chapter 5 of the Bankruptcy Code or, in the case of Milacron Canada, under the BIA, and all proceeds thereof, subject to the terms and conditions of the U.S. Sale Order;

(xxiv)

any Action (and any related rights or demands) of the Sellers and their estates, to the extent related to the Business or the Purchased Assets existing as of the Closing Date (including any Action (and any related rights or demands) of any Seller and its estate against the board of directors of any other Seller) and any Action (and any related rights or demands) set forth in Section 2.01(a)(xxiv) of the Sellers’ Disclosure Schedule;

(xxv)

all other assets, properties, rights and claims of any of the Sellers of any kind or nature which relate to the Business, which are used or useful in or held for use in the Business, or which relate to the Purchased Assets (in each case, other than the Excluded Assets) not otherwise described above; and

(xxvi)

any right, property or asset that is listed or described in Section 2.01(a)(xxvi) of the Sellers’ Disclosure Schedule.

In addition to the Purchaser’s rights under Section 5.01(a), the Purchaser, in its sole and absolute discretion, shall be allowed to amend or supplement Section 2.01(a)(xxvi) of the Sellers’ Disclosure Schedule at any time prior to June 5, 2009, provided, however, that Section 2.01(a)(xxvi) of the Sellers’ Disclosure Schedule shall not be amended or supplemented to include any Excluded Asset that has been divested by a Seller (or in respect of which a Seller has entered into a binding agreement to so divest), in each case with the approval of the Purchaser and the Bankruptcy Court(s) (as applicable) in accordance with Section 5.02 prior to the date on which the Purchaser has requested that Section 2.01(a)(xxvi) of the Sellers’ Disclosure Schedule be amended or supplemented to include any such asset.

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Subject to Section 5.20, in addition, at the Closing, MCH B.V. shall sell, assign, transfer, convey and deliver, or cause to be sold, assigned, transferred, conveyed and delivered, to the Purchaser or its designated Affiliate, free and clear of all Liens, claims and encumbrances of any nature whatsoever other than Permitted Encumbrances and Assumed Liabilities, and the Purchaser or any such designated Affiliate shall purchase and acquire from MCH B.V., all of such Seller’s right, title and interest, as of the Closing Date, in and to all of the issued and outstanding shares of capital stock of the European Subsidiaries (the “European Shares”).

(b)

Notwithstanding anything in Section 2.01(a) to the contrary, the Sellers shall not sell, convey, assign, transfer or deliver, nor cause to be sold, conveyed, assigned, transferred or delivered, to the Purchaser, and the Purchaser shall not purchase or acquire, and the Purchased Assets shall not include, the Sellers’ right, title and interest in and to the following assets of the Sellers (collectively, the “Excluded Assets”):

(i)

all documents and other items related solely to the organization, existence or capitalization of the Sellers, including the company seal, charter documents, stock or equity record books and such other similar books and records (including minute books);

(ii)

all rights of the Sellers under this Agreement and the Ancillary Agreements;

(iii)

Tax Documents pertaining to Taxes of the Sellers, subject to Section 5.09(a);

(iv)

any Excluded Contract and rights thereunder;

(v)

any assets relating to the Employee Plans except as expressly provided in Article VI;

(vi)

any insurance policies, letters of credit, and any other assets, in each case related to coverage for workers’ compensation claims that are not Assumed Liabilities; and

(vii)

any right, property or asset that is listed or described in Section 2.01(b)(vii) of the Sellers’ Disclosure Schedule (notwithstanding anything to the contrary in this Agreement).

In addition to the Purchaser’s rights under Section 5.01(a), the Purchaser, at its sole and absolute discretion, shall be allowed to amend or supplement Section 2.01(b)(vii) of the Sellers’ Disclosure Schedule at any time prior to June 5, 2009.

Section 2.02

Assumption and Exclusion of Liabilities.

(a)

The Purchaser and the Canadian Purchaser, as applicable, shall assume no liability or obligation of the Sellers except the liabilities and obligations expressly set forth in this Section 2.02(a) (collectively, the “Assumed Liabilities”), which the Canadian Purchaser and the Purchaser or its permitted assignee (as contemplated by Section 11.06), as the case may be,

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shall assume and pay, perform and discharge in accordance with their respective terms, subject to any defenses or claimed offsets asserted in good faith against the obligee to whom such liabilities or obligations are owed:

(i)

all unpaid Liabilities of the Sellers (other than Environmental Liabilities) under the Assigned Contracts for which all necessary Consents (if any) and Bankruptcy Courts’ approvals (if any) have been obtained, it being understood and agreed that any and all Determined Cure Costs in relation to such Assigned Contracts shall be paid as a portion of the Purchase Price in accordance with Section 2.04(d), and excluding all Liabilities to the extent arising out of any breach or default thereof;

(ii)

all unpaid Liabilities in respect of Permits (other than Environmental Liabilities and other than any that is an Excluded Contract), arising and relating solely to the period from and after the Closing and not to the extent arising out of any breach or default thereof or other activities prior to the Closing;

(iii)

(a) all Conveyance Taxes described in Section 5.10(a) and 5.10(c) below; (b) unpaid Property Taxes of the Sellers between the Petition Date to immediately prior to Closing, but solely to the extent (1) such Property Taxes relate to the Purchased Assets, (2) such Property Taxes constitute Allowed Administrative Claims against the Sellers, (3) the Sellers have continued to pay such Property Taxes in the ordinary course of business prior to Closing, as such Property Taxes have become duly payable (subject to the Seller's right to contest such Taxes in good faith in proper proceedings and for which adequate reserves have been established in accordance with GAAP), and (4) such Property Taxes do not exceed the amount set forth for Property Taxes in Section 2.02(a)(iii) of the Sellers’ Disclosure Schedule in the aggregate; (c) unpaid Taxes for Pre-Closing Periods for which Liens have been imposed on the Purchased Assets, but solely to the extent such Liens would rank senior in priority to any obligations owed under the DIP Facility; (d) unpaid Income Taxes of the Sellers between the Petition Date to immediately prior to Closing (without giving effect to the transactions contemplated hereby), but solely to the extent such Income Taxes (1) relate to the Purchased Assets, (2) constitute Allowed Administrative Claims against the Sellers, and (3) do not exceed the amount set forth for Income Taxes in Section 2.02(a)(iii) of the Sellers’ Disclosure Schedule in the aggregate; and (e) any unpaid trust-fund Taxes that constitute Allowed Administrative Claims accrued since the Petition Date for which any Person that is an officer, employee, director, trustee, or other Person acting in a similar position or capacity for Sellers for which such Persons are personally liable, but solely to the extent that the Sellers are otherwise in compliance with this Agreement;

(iv)

without duplication of any other subsection contained in this Section 2.02(a), the Assumed Payables;

(v)

the Canadian Trade Payables;

(vi)

any unpaid Liability or obligation of Milacron Canada that ranks senior in priority to the obligations of Milacron Canada under the Senior Secured Notes Indenture, but only to the extent such Liability or obligation has been incurred prior to the

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date Milacron Canada has received all required court approvals to perform its obligations under this Agreement;

(vii)

all unpaid Liabilities arising out of the Sellers’ workers’ compensation program that covers workers’ compensation claims arising in the State of Ohio (the “Ohio Workers’ Compensation Program”) and the Sellers’ workers’ compensation insurance policies listed in Section 2.02(a)(vii) of the Sellers’ Disclosure Schedule (the “Other Workers’ Compensation Policies”), irrespective of whether claims are made prior to or after the Closing; provided that the assumption of any such Liabilities incurred prior to the Closing shall be contingent upon the following: (A) with respect to claims arising under the Ohio Workers’ Compensation Program, the Purchaser obtaining all necessary approvals, consents and waivers from the Ohio Bureau of Workers’ Compensation (the “BWC”) and any other relevant regulatory agency to become the successor to the Ohio Workers’ Compensation Program, including with respect to the transfer to the Purchaser of any letters of credit or other assets related to the Ohio Workers’ Compensation Program and the ability of the Purchaser to obtain the Sellers’ status as a self-insured employer for purposes of the worker’s compensation laws of the State of Ohio, (B) either the assignment and transfer of the Sellers’ excess insurance policy related to the Ohio Workers’ Compensation Program to the Purchaser or the Purchaser obtaining a comparable excess workers’ compensation insurance policy with respect to both the amount of coverage obtained and the price of such coverage, (C) with respect to claims arising under the Other Workers’ Compensation Policies, the Purchaser obtaining all necessary approvals, consents and waivers from any third party to transfer to the Purchaser the benefit of any letters of credit or other assets associated with the Other Workers’ Compensation Policies, and (D) the Purchaser making the independent determination, and giving the Sellers notice of such determination, that the projected Liabilities associated with any claims made prior to the Closing under the Ohio Workers’ Compensation Program are materially less than $1.4 million and the projected Liabilities associated with any claims made prior to the Closing under the Other Workers’ Compensation Policies are materially less than $3.4 million;

(viii)

all unpaid Liabilities for Allowed Claims under Section 503 (b)(9) of the Bankruptcy Code, which Liabilities shall not exceed the amount of such Allowed Claims set forth on the Pre-Closing Budget;

(ix)

all unpaid Liabilities arising in connection with Allowed Claims for “success fees” payable by the Sellers to Sellers’ Restructuring Adviser and Sellers’ Financial Adviser upon consummation of the Transactions in accordance with their respective retention agreements with the Sellers, which Liabilities shall not exceed the amount of such Allowed Claims set forth in the Pre-Closing Budget;

(x)

all Liabilities for Allowed Claims for accrued but unpaid fees and expenses of the Sellers’ professionals and Creditors’ Committee’s professionals (including unbilled and billed but unpaid fees and expenses) for services rendered and expenses incurred through the Closing Date (including the 15% holdback of such fees and expenses), which Liabilities shall not exceed the amount of such Allowed Claims set forth in the Pre-Closing Budget; and

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(xi)

all unpaid Liabilities set forth in Section 2.02(a)(xi) of the Sellers’ Disclosure Schedule.

The Purchaser, at its sole and absolute discretion, shall be allowed to amend or supplement Section 2.02(a)(xi) of the Sellers’ Disclosure Schedule at any time prior to June 5, 2009.

In the event that the Sellers do not receive any Qualified Bids (as defined in the Bid Procedures) (other than the Stalking Horse Bid (as defined in the Bid Procedures)) on or before the Initial Bid Deadline (as defined in the Bid Procedures), or the Purchaser becomes the Successful Bidder at the Auction, the Sellers shall permit the Purchaser to lead all negotiations associated with the determination of any Assumed Liabilities that constitute Claims against the Debtors, including the resolution or settlement thereof, and to the extent requested by the Purchaser, the Sellers shall assist the Purchaser in good faith in connection therewith, including Filing or supporting any objections, determination proceedings, objections or reply brief(s) Filed or requested to be Filed by the Purchaser in respect thereof.

(b)

Notwithstanding anything to the contrary in this Agreement, the parties expressly acknowledge and agree that neither the Purchaser nor the Canadian Purchaser shall assume or in any manner whatsoever be liable or responsible for any Liabilities of any of the Sellers, or of any predecessor or Affiliate of any of the Sellers, existing on the Closing Date or arising thereafter as a result of any act, omission or circumstance taking place prior to the Closing, other than the Assumed Liabilities.  The Liabilities not specifically assumed by the Purchaser pursuant to Section 2.02(a) shall be referred to herein collectively as the “Excluded Liabilities”.  Without limiting the foregoing, the Purchaser and/or the Canadian Purchaser shall not be obligated to assume, and do not assume, and hereby disclaim all of the Excluded Liabilities, including, without limitation, all of the following Liabilities, of any of the Sellers or their Subsidiaries, or of any predecessor or Affiliate of any of the Sellers:

(i)

all Excluded Taxes, except to the extent contemplated by Section 2.02(a)(iii);

(ii)

any Liabilities relating to or arising out of the Excluded Assets;

(iii)

all payables or expenses (accrued or otherwise) of the Sellers or their Subsidiaries other than the Assumed Payables;

(iv)

any Environmental Liabilities;

(v)

the Sellers’ obligations under this Agreement and the Ancillary Agreements and any fees or expenses incurred by any of the Sellers in connection with the negotiation, preparation, approval or execution of this Agreement or the Ancillary Agreements or the sale of the Purchased Assets pursuant hereto, including, without limitation, the fees and expenses of counsel, independent auditors, brokers, bankers, investment bankers and other advisors or consultants and any success (or similar fees) arising in connection therewith;

(vi)

any Liabilities arising as a result of any Action initiated at any time, to the extent related to the Business or the Purchased Assets on or prior to the

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Closing Date, including any shareholder Actions, or Actions in tort or for breach of contract and any Liabilities arising in connection with the Actions set forth in Section 2.02(b)(vi) of the Sellers’ Disclosure Schedule;

(vii)

except to the extent specifically provided in Article VI, any and all Liabilities arising out of, relating to or with respect to (i) the employment or performance of services, or termination of employment or services by the Sellers or any of their Affiliates of any individual on or before the Closing Date, (ii) each of the Employee Plans subject to Title IV of ERISA, all other Employee Plans and any other “employee benefit plan” (within the meaning of Section 3(3) of ERISA) or other benefit or compensation plan, program, agreement or arrangement at any time maintained, sponsored, contributed or required to be contributed to by any Seller or any Affiliate of any Seller, or with respect to which any Seller or any Affiliate of any Seller has any Liability or otherwise, including, without limitation, any Liabilities under Section 4006(a)(7) of ERISA, or (iii) except to the extent otherwise specifically provided in Section 2.02(a)(vii) above, workers’ compensation claims against any Seller or any of the Sellers’ Subsidiaries that relate to the period ending on the Closing Date, irrespective of whether such claims are made prior to or after the Closing;

(viii)

any Liability relating to the employment or termination of employment of any Person arising from or related to the operation of the Business prior to Closing (including but not limited to, any severance or stay or incentive bonuses) not expressly assumed by the Purchaser under Article VI;

(ix)

any Liabilities with respect to the Sellers’ Expenses, other than as contemplated by the Pre-Closing Budget;

(x)

subject to Section 2.02(a), any Liabilities arising from the ownership and operation of the Business prior to the Closing, including, without limitation, all Liabilities in respect of Indebtedness that relate to the period prior to the Closing;

(xi)

any Liabilities arising from the operation of any successor liability Laws, including, without limitation, “bulk sales” statutes, to the extent that non-compliance therewith or the failure to obtain necessary clearances would subject the Purchaser or the Purchased Assets to the claims of any creditors of any of the Sellers, or would subject any of the Purchased Assets to any Liens or other restrictions (except for Permitted Encumbrances);

(xii)

any Liabilities arising from any violation or violations of an applicable Law or Order prior to the Closing by any of the Sellers;

(xiii)

except as otherwise set forth herein, any Liability with respect to outstanding checks or other instruments issued by the Sellers;

(xiv)

any Liability with respect to Leased Real Property that relates to the period prior to the Closing;

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(xv)

any Canadian Court-Ordered Charges; and

(xvi)

all Liabilities set forth in Section 2.02(b)(xvi) of the Sellers’ Disclosure Schedule.

The Purchaser, at its sole and absolute discretion, shall be allowed to amend or supplement Section 2.02(b)(xvi) of the Sellers’ Disclosure Schedule at any time prior to June 5, 2009.

(c)

Nothing contained in this Agreement shall require the Purchaser to pay or discharge any Assumed Liabilities (i) prior to such Assumed Liabilities becoming due and payable in accordance with the underlying terms of any Contracts giving rise to or governing such Assumed Liabilities or (ii) so long as the Purchaser shall in good faith contest the amount or the validity thereof.

Section 2.03

Purchase of Purchased Assets.  On the terms and subject to the conditions of this Agreement, at the Closing, the Purchaser or its designated Affiliate shall (a) purchase the Purchased Assets and assume the Assumed Liabilities from the Sellers, and (b) satisfy its obligation to pay the Purchase Price as set forth in Section 2.04.

Section 2.04

Purchase Price.  The purchase price (the “Purchase Price”) payable in consideration for the sale, transfer, assignment, conveyance and delivery by the Sellers to the Purchaser or its designated Affiliate of the Purchased Assets shall consist of the following:

(a)

the assumption at the Closing by the Purchaser or one or more of its designated Affiliates of the Accrued Liabilities and payment of all amounts thereof, as and when such payments come due;

(b)

either (i) the payment in full in immediately available funds at the Closing of all outstanding obligations owed by the Sellers under the DIP ABL Facility or (ii) the assumption at the Closing by the Purchaser of all outstanding obligations owed by the Sellers under the DIP ABL Facility, together with (in the cases of clauses (i) and (ii)) evidence reasonably satisfactory to the Sellers of such payment or assumption by the Purchaser; plus

(c)

the satisfaction and extinguishment of all outstanding obligations owed by the Sellers under the DIP Term Loan Facility, together with evidence reasonably satisfactory to the Sellers of the satisfaction and extinguishment of all obligations of the Sellers under the DIP Term Loan Facility (including all Liens, security interests, Claims and payment obligations thereunder, including obligations for the payment of lenders’ professionals’ fees); plus

(d)

the payment of Determined Cure Costs in accordance with Section 5.01(c); plus

(e)

agreement to fund the Post-Closing Budget, and payment of all amounts thereunder as and when such payments come due; plus

(f)

the Purchase Agreement Bid Amount; plus

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(g)

cancellation of any additional Senior Secured Notes as a result of any Credit Bid in accordance with the Bid Procedures Orders; plus

(h)

payment of the Additional Consideration directly to the Indenture Trustee for the benefit of the holders of Senior Secured Notes other than the Sponsors.

Section 2.05

Allocation of the Purchase Price.

(a)

Determination of Canadian Purchase Price.  The Purchaser shall determine the Canadian Purchase Price by allocating the Purchase Price (and any other relevant consideration, as may be determined under the Tax Code  or the Income Tax Act (Canada)) that is attributable to the Canadian Assets, as determined by comparing the relative fair market value of the Canadian Assets to the relative fair market value of the Purchased Assets on the Closing Date, which allocation initially will be set out in a schedule prepared by the Purchaser and delivered to Milacron Canada no later than the 20th day of the month following the month which includes the Closing Date.

(b)

Allocation of Purchase Price for United States federal Income Tax Purposes.  For United States federal, state and local Income Tax purposes, if required by Tax law, the difference  between (x) the Purchase Price (and any other relevant consideration, as may be determined under the Tax Code) and (y) the Canadian Purchase Price,  shall be allocated among the Purchased Assets (other than the Canadian Assets) as of the Closing Date in accordance with the relative fair market value of the Purchased Assets at that time, to the extent relevant, and in a manner consistent with Section 1060 of the Tax Code and the Regulations thereunder (the “Allocation”), which allocation initially will be set out in a schedule prepared by the Purchaser and delivered to Milacron within ninety (90) days after the Closing Date.

(c)

Allocation of Purchase Price for Canadian Tax Purposes.  The Canadian Purchase Price shall be allocated among the Canadian Assets (by asset type and by province) as of the Closing Date in accordance with the relative fair market value of the Canadian Assets at that time.  The allocation of the Canadian Purchase Price (the “Canadian Allocation”) shall initially be set out in a schedule prepared by the Canadian Purchaser and delivered to Milacron Canada no later than the 20th day of the month following the month which includes the Closing Date.

(d)

After the Allocation and/or the Canadian Allocation have been delivered to Milacron and the Canadian Purchaser, respectively, the Purchaser, the Canadian Purchaser and the Sellers (including Milacron Canada) shall negotiate in good faith to agree upon a final Allocation and Canadian Allocation, and if the parties are unable to agree upon a final Allocation and Canadian Allocation after a period of thirty (30) days, any disputed items shall be resolved by an internationally recognized, independent accounting firm to be mutually agreed upon by the Purchaser and the Sellers (the determination of such accounting firm to be final and conclusive as to the Purchaser and the Sellers).  The fees of such accounting firm shall be paid by the Purchaser.  Subject to the foregoing provisions of this Section 2.05, for United States and Canadian federal, state, provincial, territorial and local Income Tax purposes, the Purchaser and the Sellers agree that the Transactions shall be reported in a manner consistent with the terms of this Agreement, including the Allocation and the Canadian Allocation, and that none of them

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will take any position inconsistent therewith in any Tax Return, in any refund claim, in any litigation, or otherwise.  Additionally, the Purchaser and the Sellers agree that any subsequent adjustments to the Purchase Price or the Canadian Purchase Price hereunder shall be reflected in the Allocation and the Canadian Allocation in accordance with any applicable Tax requirements.  If the Allocation or Canadian Allocation is disputed by any Governmental Authority or other taxing authority, the party receiving notice of such dispute will promptly notify the other parties, and the parties will use their reasonable best efforts to sustain the Allocation.  The parties will share information and cooperate in good faith to permit the Transactions to be properly, timely and consistently reported (including in the preparation of IRS Form 8594 and any subsequent adjustments required thereto) and to provide each other with a copy of any forms required to be submitted to any Governmental Authority within a reasonable period (and in no event less than thirty (30) days) before the filing due date for such form.

Section 2.06

Determined Cure Costs.  The Purchaser agrees to promptly satisfy all Determined Cure Costs, as and when such Determined Cure Costs become due, in respect of Assigned Contracts for which all necessary consents (if any) and necessary Bankruptcy Courts’ approvals (if any) have been obtained; provided, however, that, notwithstanding anything to the contrary herein (including any limitation on the time period for identifying Contracts that will constitute Excluded Contracts pursuant to Section 5.01(a)), if the Determined Cure Costs with respect to any Assigned Contract exceed the amount reflected in Section 3.13(c) of the Sellers’ Disclosure Schedule, the Purchaser, in its sole discretion, shall be permitted to elect to treat such Assigned Contract as an Excluded Contract.

Section 2.07

Closing.  Subject to the terms and conditions of this Agreement, the consummation of the Transactions shall take place at a closing (the “Closing”) to be held at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York at 10:00 a.m. New York time, or, in relation to the European Shares, at a location to be determined by the Purchaser in Amsterdam, the Netherlands, on the third Business Day following the satisfaction or waiver of the conditions to the obligations of the parties hereto set forth in Section 8.01 and Section 8.02 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), or at such other place or at such other time or on such other date as the Sellers and the Purchaser may mutually agree upon in writing.  The date of the Closing is herein referred to as the “Closing Date.”

Section 2.08

Closing Deliveries by the Sellers.  At the Closing, the Sellers shall deliver or cause to be delivered to the Purchaser:

(a)

certified copies of the Sale Orders, as issued and entered by the Bankruptcy Courts;

(b)

the Bill of Sale and Assignment and Assumption Agreement, the Deeds applicable in the relevant jurisdictions for the Owned Real Property (with the Deeds for the Owned Real Property to be recorded with copies of all required Conveyance Tax stamps affixed, except for any Conveyance Taxes that are exempt pursuant to Section 1146(a) of the Bankruptcy Code), the Assignments of Leased Properties in recordation form, the Assignments of Intellectual Property and such other instruments, in form and substance satisfactory to the Purchaser and in registrable or recordation form (or such other instruments or agreements

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required for the assignment and/or recordation of assignment of Leased Properties in any foreign jurisdiction) where applicable as may be reasonably requested by the Purchaser to effect the transfer of the Purchased Assets to the Purchaser or its designated Affiliate(s), or to register or record or evidence such transfer on the public records (including in the United States Patent and Trademark Office, United States Copyright Office, and similar Governmental Authorities (including Internet domain name registrars) in any and all applicable jurisdictions), in each case duly executed by each applicable Seller and the other parties thereto (other than the Purchaser);

(c)

the Ancillary Agreements, duly executed by each applicable Seller and the other parties thereto (other than the Purchaser) other than the Ancillary Agreements delivered pursuant to Section 2.08(b);

(d)

a certificate of non-foreign status pursuant to Section 1.1445-2(b)(2) of the Regulations from each Seller (other than Milacron Canada and MCH B.V.), and in the case of Milacron Canada and MCH B.V., a certificate by the Secretary or a Director of Milacron Canada and MCH B.V., respectively confirming that such Sellers are not conveying any interests in United States real property, within the meaning of Section 897 of the Tax Code, in each case, in form and substance reasonably satisfactory to the Purchaser;

(e)

copies of the resolutions of the board of directors (or equivalent governing body) and the shareholders meeting (if applicable) of each Seller authorizing and approving the execution and delivery of this Agreement and the Ancillary Agreements and the performance by such Seller of its obligations hereunder and thereunder, certified by the Secretary of such Seller;

(f)

copies of the certificate of incorporation and bylaws (or equivalent governance documents) of each Seller, in each case accompanied by a certificate of the Secretary of such Seller, dated as of the Closing Date, stating that no amendments have been made to such governance documents;

(g)

subject to the Purchaser’s obligations under Section 2.04, termination statements, lien releases, discharges, financing change statements or other documents, notices or other instruments as the Purchaser may reasonably deem necessary to release Liens on the Purchased Assets, each in form and substance reasonably satisfactory to the Purchaser duly executed by any holders of such Liens;

(h)

written consents in form and substance reasonably satisfactory to the Purchaser duly executed by the applicable Sellers and counterparties evidencing any consents necessary to effect the assignment to the Purchaser of the Owned Intellectual Property pursuant to Section 2.01(a)(ix);

(i)

a certificate of a duly authorized officer of each of the Sellers certifying that the conditions set forth in Section 8.02(a) have been satisfied (or to the extent any such condition has been waived in accordance with the terms hereof, attaching thereto the applicable written waiver);

(j)

stock certificates (or equivalent certificates in non-U.S. jurisdictions, as applicable) evidencing the Transferred Shares duly endorsed in blank, or accompanied by stock powers duly executed in blank, or, in the case of the European Subsidiaries, a (certified) copy of

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the deed(s) of transfer executed by a civil Law notary in Amsterdam, the Netherlands evidencing the transfer of the European Shares, in each case, in form and substance reasonably satisfactory to the Purchaser and, where applicable, with all required stock transfer tax stamps affixed and accompanied by a legal opinion of counsel to the Sellers, in form and substance reasonably satisfactory to the Purchaser;

(k)

a duly executed release of the Sellers as contemplated by the Section 21(b) of the Restructuring Support Agreement (the “Sellers’ Release”), in form and substance to be agreed by the parties hereto before the Closing;

(l)

a certificate from each Seller (other than Milacron Canada) confirming that such Sellers are not conveying taxable Canadian property, as defined in the Income Tax Act (Canada), in each case, in form and substance reasonably satisfactory to the Purchaser;

(m)

the License Agreement, duly executed pursuant to Section 5.22; and

(n)

such other customary documents and instruments of transfer, assignment, assumptions and filings as may be reasonably required to be delivered by any Seller to consummate the Transactions or otherwise give effect to this Agreement (including declarations of possession in respect of Owned Real Property or declarations of or certificates in respect of Owned Real Property required for Purchaser to obtain title insurance to its satisfaction and any customary documentation required to assign the Permits).

Section 2.09

Closing Deliveries by the Purchaser.  At the Closing, the Purchaser shall deliver, or cause to be delivered,

(a)

to the Sellers:

(i)

the Bill of Sale and Assignment and Assumption Agreement, the Assignments of Leased Properties and the Assignments of Intellectual Property, in each case in form and substance reasonably satisfactory to Milacron, to effect the assumption by the Purchaser or its designated Affiliate of the Assumed Liabilities, duly executed by the Purchaser (where required);

(ii)

the Ancillary Agreements to which the Purchaser is a party, duly executed by the Purchaser other than the Ancillary Agreements delivered pursuant to Section 2.09(a)(i);

(iii)

a certificate of a duly authorized officer of the Purchaser certifying that the conditions set forth in Section 8.01(a) have been satisfied (or to the extent any such condition has been waived in accordance with the terms hereof, attaching thereto the applicable written waiver);

(iv)

a copy of the written consent of the sole member of the Purchaser authorizing and approving the execution and delivery of this Agreement and the Ancillary Agreements to which it is a party and the performance by the Purchaser of its obligations hereunder and thereunder, certified by an authorized signatory of the sole member of the Purchaser;

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(v)

such other customary documents and instruments of transfer, assumptions and filings as may be reasonably required to be delivered by the Purchaser to consummate the Transactions or otherwise give effect to this Agreement; and

(vi)

a duly executed release of the RSA Sponsors as contemplated by Section 21(a) of the Restructuring Support Agreement (the “Sponsors’ Release”), in form and substance to be agreed by the parties hereto before the Closing.

(b)

the Purchase Price (to the extent due and payable at the Closing) in accordance with Section 2.04.

Section 2.10

Relinquishment of Control.  Subject to Section 2.11(c), at the Closing, the Sellers, on behalf of themselves and their respective estates, shall turn over actual possession and control of all of the Purchased Assets to the Purchaser or one or more of its designated Affiliates by taking such action that may be required or reasonably requested by the Purchaser or its designated Affiliates to effect such transfer of possession and control.

Section 2.11

Assignment of Contracts and Rights.  (a)  To the extent that any Assigned Contract to be sold, transferred, conveyed or assigned (any such sale, transfer, conveyance or assignment, a “Transfer”) to the Purchaser or its designated Affiliate pursuant to the terms of Section 2.01(a) is not capable of being Transferred to the Purchaser (after giving effect to the Sale Orders) without the Consent of a third Person (each such Assigned Contract, a “Consent Pending Contract”), or if such Transfer or attempted Transfer would, or if the subsequent Transfer or attempted Transfer of the equity interests of the Purchaser would, constitute a breach thereof or a violation of any Law, nothing in this Agreement or in any document, agreement or instrument delivered pursuant to this Agreement will constitute a Transfer or an attempted Transfer thereof prior to the time at which all Consents necessary for such Transfer will have been obtained unless in respect of Assigned Contracts, an Order of the a Bankruptcy Court is sufficient to effect such Transfer without Consent, and such Order has been entered, has become a Final Order and is in form and substance satisfactory to the Purchaser.

(b)

At the written direction of the Purchaser, the Sellers shall hold and not reject pursuant to Section 365 of the Bankruptcy Code, or disclaim pursuant to the CCAA (if applicable), any Consent Pending Contracts for a period of sixty (60) days following the Closing Date (the “Contract Retention Period”) and, after receiving further written notice(s) (each, an “Assumption Notice”) from the Purchaser during the Contract Retention Period requesting assumption and assignment of any Consent Pending Contract, the Sellers shall, subject to the demonstration or showing by the Purchaser of adequate assurance of future performance thereunder (if applicable), use commercially reasonable efforts to (A) assume and assign to the Purchaser pursuant to Section 365 of the Bankruptcy Code such Consent Pending Contract, and (B) obtain all necessary Consents to assign to the Purchaser such Consent Pending Contract (including in respect of Assigned Contracts that are Canadian Contracts), provided that in each case any applicable Determined Cure Costs shall be satisfied in accordance with Section 2.06 hereof.  The Sellers agree and acknowledge that the covenant set forth in this Section 2.11(b) shall survive the Closing; provided, that, with respect to any Consent Pending Contract, the Purchaser shall compensate the Sellers for Liabilities directly attributable to the continuation of such Consent Pending Contract during the Contract Retention Period up to and including the date

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that a Final Order rejecting or disclaiming (if applicable) such Consent Pending Contract is entered, it being understood and agreed that the Sellers’ obligation to assume and assign any Consent Pending Contract, and pursue any Consent to assign such Consent Pending Contract to the Purchaser, shall be conditioned upon the Purchaser’s payment of such amounts, if any, and that the Purchaser’s covenant to pay such amounts shall survive the Closing until the termination of the Contract Retention Period.  Notwithstanding anything in this Agreement to the contrary, on the date any Consent Pending Contract is assumed and assigned to the Purchaser, and, as necessary, otherwise assigned to the Purchaser under applicable Canadian Law, pursuant to this Section 2.11(b), such Consent Pending Contract shall be deemed an Assigned Contract and deemed scheduled in Section 3.13(a) of the Sellers’ Disclosure Schedule under the appropriate heading for all purposes under this Agreement.  The Sellers shall have the right at any time following the expiration of the Contract Retention Period to reject any Consent Pending Contracts pursuant to Section 365 of the Bankruptcy Code or disclaim any Consent Pending Contracts which are Canadian Contracts pursuant to the CCAA.

(c)

The Sellers shall, in respect of each Consent Pending Contract:

(i)

enforce any rights of the Sellers arising from such Consent Pending Contract against any non-Debtor counterparty thereto;

(ii)

at no time use any such Consent Pending Contract for its own purposes or assign or provide the benefit of such Consent Pending Contract to any other Person;

(iii)

hold in trust for the benefit of the Purchaser and pay over to the Purchaser, all monies collected by or paid to the Sellers in respect of such Consent Pending Contract; and

(iv)

take all such actions and do, or cause to be done, all such things at the request of the Purchaser as shall reasonably be necessary in order that the value and benefits of the Consent Pending Contracts shall be preserved and enure to the benefit of the Purchaser.

Section 2.12

Subject to Approval of Bankruptcy Courts.  This Agreement is subject to the approval of the Bankruptcy Courts and shall not become effective, nor shall it be deemed binding on any party hereto, until such approval is evidenced by a Final Order of each such court; provided, however, the following sections shall be of full force and effect from the date of entry by the U.S. Bankruptcy Court of the U.S. Bid Procedures Order: Section 2.02(a) (only with respect to the last paragraph addressing the Purchaser’s rights related to the resolution of certain Claims), Section 5.01, Section 5.02, Section 5.03, Section 5.04, Section 5.05, Section 5.07(b), Section 5.08, Section 5.09, Section 5.12, Section 5.14, Section 5.15, Section 5.18, Section 5.19, Section 5.20, Section 5.21, Section 5.25, Section  6.02(e), Section 7.01, Section 7.02, Section 9.01, and Section 9.02.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES
OF THE SELLERS

Except as set forth in the corresponding sections or subsections of the Sellers’ Disclosure Schedule, the Sellers jointly and severally hereby represent and warrant to the Purchaser as follows:

Section 3.01

Organization, Authority and Qualification of the Sellers.  Each of the Sellers is a corporation or limited liability company, as the case may be, duly organized, validly existing and, except as a result of the commencement of the Cases, in good standing under the Laws of the jurisdiction of its incorporation, formation or organization, and, subject to obtaining the approval of either Bankruptcy Court, as applicable, has all necessary power and authority to enter into this Agreement and the Ancillary Agreements, to carry out its obligations hereunder and thereunder, and to consummate the Transactions.  Each of the Sellers has all necessary power and authority to own, lease, operate and conduct its respective businesses, properties and assets as now being conducted.  Each of the Sellers is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its respective business makes such licensing or qualification necessary, except to the extent that the failure to be so licensed, qualified or in good standing (a) has resulted from the commencement or continuance of the Cases, or (b) would not adversely affect the ability of such Seller to carry out its obligations under this Agreement and the Ancillary Agreements, and to consummate the Transactions.  Subject to obtaining the Sale Orders from the Bankruptcy Courts, and except as otherwise disclosed in Section 3.01 of the Sellers’ Disclosure Schedule, the execution and delivery of this Agreement and the Ancillary Agreements by each Seller, the performance by each Seller of its obligations hereunder and thereunder, and the consummation by each Seller of the Transactions have been duly authorized by all requisite action on the part of such Seller, and no other corporate or limited liability company action or proceeding on the part of any of the Sellers is necessary to authorize the execution and delivery of this Agreement and the Ancillary Agreements by each of the Sellers, or the consummation of the Transactions.  This Agreement has been, and upon their execution, the Ancillary Agreements shall have been, duly executed and delivered by each Seller, and (assuming due authorization, execution and delivery by the Purchaser), subject to the approval of the Bankruptcy Courts, this Agreement constitutes, and, upon their execution, the Ancillary Agreements shall constitute, legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors’ rights generally and subject to general principles of equity.

Section 3.02

Capitalization.

(a)

The total number of issued and outstanding shares of capital stock other or equity interests (the “Company Interests”) of each Subsidiary of the Sellers (each a “Company Subsidiary”) consists of the quantity of Company Interests set forth opposite the name of the owner of such Company Interests in Section 3.02(a) of the Sellers’ Disclosure Schedule.  All such Company Interests are validly issued, fully paid and nonassessable.  None of the issued and

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outstanding Company Interests were issued in violation of any preemptive rights.  There are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the Company Interests or obligating any of the Sellers or the Company Subsidiaries to issue or sell any of the Company Interests, or any other interest in any of the Company Subsidiaries.  There are no outstanding contractual obligations of the Sellers or the Company Subsidiaries to repurchase, redeem or otherwise acquire any Company Interests, or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.  There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any Company Interests.  The Company Interests constitute all of the issued and outstanding capital stock or other equity interests of the Company Subsidiaries and are owned of record and beneficially by the Sellers or Company Subsidiaries as set forth in Section 3.02(a) of the Sellers’ Disclosure Schedule.  Upon consummation of the Transactions and registration of the Shares in the name of the Purchaser in the stock records of the Transferred Subsidiaries, respectively, the Purchaser, or its designated Affiliate, will own all the Shares free and clear of all Liens.

(b)

A (certified) copy of the shareholders registers or the stock registers of each Company Subsidiary, as applicable, have been provided to the Purchaser and accurately record: (i) the name and address of each Person owning Company Interests, and (ii) as applicable, either (x) the certificate number of each certificate evidencing shares of capital stock issued by any of the Company Subsidiaries, the number of Company Interests evidenced by each such certificate, the date of issuance thereof and, in case of cancellation, the date of cancellation, or (y) the number under which each Company Interest is issued, the total number of Company Interests issued, the date of issue of the Company Interests and, in case of cancellation, the date of cancellation.

Section 3.03

No Conflict.  Subject to obtaining the approval of the Bankruptcy Courts, and assuming that all consents, approvals, authorizations and other actions described in Section 3.04 have been obtained, all filings and notifications listed in Section 3.04 of the Sellers’ Disclosure Schedule have been made, and any applicable waiting period has expired or been terminated, and except as may result from any facts or circumstances relating solely to the Purchaser, the execution, delivery and performance of this Agreement and the Ancillary Agreements by the Sellers and the consummation of the Transactions hereby and thereby do not and will not, except as set forth in Section 3.03 of the Sellers’ Disclosure Schedule:  (a) violate, conflict with or result in the breach of the certificate of incorporation, articles of incorporation, bylaws, certificate of formation, operating agreement, limited liability company agreement or any other similar formation or organizational documents of any of the Sellers; (b) conflict with or violate any Law or Order applicable to any of the Sellers or any of the Purchased Assets or Assumed Liabilities; or (c) violate, conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or require any consent under any note, bond, mortgage or indenture, Contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which any of the Sellers is a party, or result in the creation of any Lien (other than Permitted Encumbrances) on any of the Purchased Assets, except to the extent that any such rights and such Liens are not enforceable (before or after consummation of the Transactions) due to operation of the Bankruptcy Code and/or Order of either of the Bankruptcy Courts, and except, in the case of

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clause (c), for any such conflict, violation, breach or default that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.04

Governmental Consents and Approvals.  The execution, delivery and performance of this Agreement and each Ancillary Agreement by the Sellers do not, or, upon the issuance and entry by the Bankruptcy Courts of the Sale Orders as required by Section 8.01(d) and Section 8.02(d), will not require any Consent, approval, authorization or other Order of, action by, filing with or notification to, any Governmental Authority under any of the terms, conditions or provisions of any Law or Order applicable to any Seller or by which any of the Purchased Assets may be bound, any Contract to which any Seller is a party or by which any Seller may be bound, except as described in Section 3.04 of the Sellers’ Disclosure Schedule.

Section 3.05

SEC Filings; Financial Statements; Undisclosed Liabilities.

(a)

Except as set forth in Section 3.05(a) of the Sellers’ Disclosure Schedule, Milacron has timely filed with the SEC all Milacron SEC Documents, all of which are publicly available on EDGAR.  Except to the extent amended or superseded by a subsequent filing with the SEC made prior to the date hereof, as of their respective dates (and if so amended or superseded, then on the date of such filing prior to the date hereof), the Milacron SEC Documents (including any financial statements or schedules included therein) and any forms, reports, schedules, statements, registration statements, proxy statements and other documents (including in each case, exhibits, schedules, amendments or supplements thereto, and any other information incorporated by reference therein) (i) did not, and in the case of Subsequent Filings will not, contain any untrue statement of a material fact or omit, or in the case of Subsequent Filings will not omit, to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and (ii) complied, and in the case of Subsequent Filings will comply, in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be.  None of Milacron’s Subsidiaries is required to file any forms, reports or other documents with the SEC.

(b)

Each of the financial statements contained or to be contained in the Milacron SEC Documents (including, in each case, any related notes and schedules) has (i) at the time at which they were prepared, been prepared from, and in accordance with, the books and records of Milacron and its consolidated Subsidiaries, and complied in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (ii) been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto and in the case of unaudited quarterly financial statements, as permitted by Form 10-Q under the Exchange Act) and fairly presents in all material respects the consolidated financial position and the consolidated results of operations and cash flows of Milacron and its consolidated Subsidiaries as at the dates and for the periods covered thereby except for subsequent adjustments that may be required to reflect the impact that the commencement of the Cases has had on the Sellers and except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal year-end adjustments.

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Section 3.06

Litigation.  Except (a) for the Cases or (b) as set forth in Section 3.06 of the Sellers’ Disclosure Schedule, there is no pending Action by or against any of the Sellers or their Subsidiaries or relating to the Business or any of the Purchased Assets or Assumed Liabilities, or, to the Sellers’ Knowledge, threatened against or affecting any of the Sellers or relating to the Business or any of the Purchased Assets or Assumed Liabilities.

Section 3.07

Compliance with Laws.  Except as set forth in Section 3.07 of the Sellers’ Disclosure Schedule, since January 1, 2008, the Sellers (a) have conducted and continue to conduct the Business in all material respects in accordance with all applicable Laws and Orders applicable to the Business, (b) have complied with and continue to comply with in all material respects all Laws and Orders applicable to the Purchased Assets and the Assumed Liabilities, (c) are not in violation in any material respect of any such Law or Order, and (d) have not received any notice that any violation of any such Law or Order is being or may be alleged.

Section 3.08

Environmental Matters.

(a)

Except as set forth in Section 3.08(a) of the Sellers’ Disclosure Schedule:

(i)

The Business, the Sellers, their Subsidiaries, the Real Property and any properties or facilities currently or formerly (within the last fifteen (15) years) owned, leased, used or operated by any of the Sellers, any of their Subsidiaries, or any of their predecessors-in-interest for which they would have legal liability, are in material compliance (or, with respect to properties and facilities formerly owned, leased, used or operated, were in compliance during the period of such ownership, lease, use or operation), and have been in material compliance, with Environmental Laws;

(ii)

The Business, the Sellers and their Subsidiaries, as applicable, possess and are and have been in material compliance with all required Environmental Permits and there have been no applications made or proceedings commenced or threatened to revoke, suspend or amend any Environmental Permits.  Neither the Business nor the Sellers or their Subsidiaries are aware of any material impediment to any renewals of such Environmental Permits;

(iii)

(1) There has been no Release by any of the Sellers, any of their Subsidiaries, or any of their predecessors-in-interest for which they would have legal liability that has had or would reasonably be expected to have a material effect on the Business and (2) there has been no Release at the Owned Real Property or, during the period of lease by any of the Sellers or their Subsidiaries, at the Leased Real Property, and there was no Release at any properties or facilities formerly (within the last fifteen (15) years) owned, leased, used or operated (during the period so owned, leased, used or operated) by any of the Sellers, their Subsidiaries, or any of their predecessors-in-interest for which they would have legal liability, that in any such case has had or would reasonably be expected to have a material effect on the Business, and neither the Business nor any of the Sellers or their Subsidiaries is conducting or funding any Remedial Action;

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(iv)

No material Environmental Claims have been asserted against any of the Sellers or their Subsidiaries, or, to the Sellers’ Knowledge, against any predecessor-in-interest, nor do the Sellers have knowledge or notice of any threatened or pending Environmental Claim against any of the Sellers, any of their Subsidiaries, or any of their predecessors-in-interest, and the Sellers have no knowledge of any facts or circumstances that would reasonably be likely to form the basis of any such material Environmental Claim;

(v)

None of the Real Property or any properties or facilities currently or formerly (within the last fifteen (15) years) owned, leased, used or operated by the Business, or by any of the Sellers, any of their Subsidiaries, or any of their predecessors-in-interest for which they would have legal liability: (x) contains (or, with respect to properties or facilities formerly owned, leased, used or operated, contained during such period of ownership, lease, use or operation) any Hazardous Materials, other than in material compliance with the requirements of Environmental Law and Environmental Permits, and in quantities or under circumstances such that no material Remedial Action would reasonably be expected to be required under any Environmental Law or Environmental Permit; (y) contains (or, with respect to properties or facilities formerly owned, leased, used or operated, contained during such period of ownership, lease, use or operation) an active or inactive incinerator, lagoon, landfill, septic system, wastewater treatment system, underground storage tank, friable asbestos or friable asbestos-containing material, or polychlorinated biphenyls the operation or presence of which has had or would reasonably be expected to have a material effect on the Business;

(vi)

Neither the Seller nor any Subsidiary (x) is subject to any agreement that may require any Seller or any Subsidiary to pay to, reimburse, guarantee, pledge, defend, indemnify or hold harmless any Person for or against any material Environmental Liability; or (y) is subject to any Order arising under or relating to Environmental Laws, Environmental Permits or Hazardous Materials;

(vii)

No applicable Environmental Law requires the submission of any notice in connection with the sale or transfer of the Real Property;

(viii)

Neither the Business nor any of the Sellers or their Subsidiaries are aware of any requirement or practice that is proposed for adoption or implementation under any Environmental Laws, including any Laws for the reduction of greenhouse gas emissions that would be applicable to the Business or the Sellers or any of their Subsidiaries and which may require an expenditure that would reasonably be expected to have a Material Adverse Effect.

(b)

The Sellers have provided the Purchaser with copies of all material environmental assessments, audits, analyses or similar studies in their possession or control that relate to the Business, any of the Sellers, any of their Subsidiaries, or any of their predecessors-in-interest, the Real Property, or any property or facility currently or formerly (within the last fifteen (15) years) owned, leased, used or operated by any of the Sellers, any of their Subsidiaries, or any of their predecessors-in-interest.

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Section 3.09

Intellectual Property.

(a)

Section 3.09(a) of the Sellers’ Disclosure Schedule sets forth a true and complete list of all (i) Registered Owned Intellectual Property, indicating for each such item, as applicable, the application or registration number, date and jurisdiction of filing or issuance, and the identity of the current applicant or registered owner, (ii) unregistered trademarks and service marks included in the Owned Intellectual Property, (iii) Business IP Agreements (other than licenses of Off-the-Shelf Software licensed pursuant to shrink-wrap or click-wrap agreements), together with all amendments and supplements thereto, indicating for each such Business IP Agreement the title, parties thereto, date executed, whether or not it is exclusive, and the type or nature of the Intellectual Property and/or IT Assets that are the subject thereof, (iv) Business IT Assets material to the Business, and (v) other Owned Intellectual Property material to the Business.

(b)

The Sellers have sufficient rights to use the Business Intellectual Property and Business IT Assets in connection with the operation of the Business as currently conducted and as contemplated to be conducted.  With the exception of any Consent Pending Contract, immediately after the Closing, the Purchaser shall own or have the right to use in the operation of the Business all of the Business Intellectual Property and Business IT Assets, on terms and conditions the same in all material respects as those in effect prior to the Closing.  The Business Intellectual Property and Business IT Assets include all Intellectual Property and IT Assets used or held for use in connection with the operation of the Business, and no other Intellectual Property or IT Assets are material to or necessary for the operation of the Business or for the continued operation of the Business immediately after the Closing in substantially the same manner as operated prior to the Closing.

(c)

Except as set forth in Section 3.09(c) of the Sellers’ Disclosure Schedule, a Seller exclusively owns all right, title and interest in and to each item of Owned Intellectual Property, free and clear of licenses or Liens, or any obligation to grant any of the foregoing.  Each Seller has a valid license to use the Licensed Intellectual Property in connection with the operation of the Business, subject only to the terms of the Business IP Agreements.  The Business Intellectual Property is (i) to Sellers’ Knowledge, valid, subsisting and enforceable, and (ii) not subject to any outstanding Order or Contract adversely affecting a Seller’s or the Business’s use thereof or rights thereto, or that would impair the validity or enforceability thereof.  The Registered Owned Intellectual Property is currently in compliance with any and all formal legal requirements necessary to (A) maintain the validity and enforceability thereof, and (B) except as set forth in Section 3.09(c) of the Sellers’ Disclosure Schedule, record and perfect the Sellers’ interest therein and the chain of title thereof.

(d)

Except as set forth in Section 3.09(d) of the Sellers’ Disclosure Schedule, the operation of the Business as currently conducted and as contemplated to be conducted, and the products sold and services provided by the Sellers in connection therewith, do not, and have not in the last six (6) years, infringed, misappropriated or otherwise violated or conflicted with or resulted in the passing off of the Intellectual Property rights of any other Person, and no Person is engaging in any activity that infringes, misappropriates or otherwise violates or conflicts with or results in the passing off of any Business Intellectual Property.  Except as set forth in Section 3.09(d) of the Sellers’ Disclosure Schedule, there is no Action pending or threatened (i)

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by or against any Seller, or otherwise relating to the Business or any of the Purchased Assets, concerning any of the foregoing, nor has any Seller received any notification that a license under any other Person’s Intellectual Property (other than licenses included in the Business IP Agreements) is or may be required to operate the Business, (ii) by or against any Seller (to the extent relating to the Business or any of the Purchased Assets) concerning the ownership, validity, registerability, enforceability or use of, or licensed right to use, any Intellectual Property, or (iii) contesting or challenging the ownership, validity, registerability or enforceability of, or any Seller’s or any of its customers’ or licensees’ right to use, any Business Intellectual Property.

(e)

The Sellers have taken commercially reasonable measures to maintain the confidentiality and value of all confidential information used or held for use in the operation of the Business.  To Sellers’ Knowledge, no confidential Business Intellectual Property or other confidential information relating to the Business has been disclosed by any Seller to, or discovered by, any Person (including any employee or former employee) except pursuant to valid and subsisting non-disclosure and/or license agreements that obligate such Person to maintain the confidentiality of such confidential Business Intellectual Property or other confidential information, and with respect to which no party thereto is in breach thereof.  To Sellers’ Knowledge, no employee, contractor or agent of the Business is in breach of any term of any employment, non-disclosure, waiver of rights, or assignment of invention agreement or any similar agreement relating to the protection, ownership, development, use or transfer of Intellectual Property.  To the extent that any Intellectual Property has been conceived, developed or created for the Business by any other Person, the Sellers have executed valid and enforceable written agreements with such Person with respect thereto transferring to the Sellers the entire and unencumbered right, title and interest therein and thereto by operation of Law or by valid written assignment, and any such Persons have waived in writing any moral or authors’ rights in any such Intellectual Property.

(f)

Neither the consummation of the Transactions nor the negotiation, execution, delivery or performance of this Agreement or the Ancillary Agreements will result in (i) the grant or transfer to any third Person of any license or other interest under, the abandonment, assignment to any third Person, or modification or loss of any rights with respect to, or the creation of any Lien on, any Business Intellectual Property or any Intellectual Property owned by or licensed to the Purchaser or any of its Affiliates prior to the Closing, (ii) the Purchaser or any of its Affiliates, or the Business, being (A) bound by or subject to any non-compete or licensing obligation, covenant not to sue, or other restriction on or modification of the current or contemplated operation or scope of its business, which such party or the Business (as applicable) was not bound by or subject to prior to the Closing, or (B) obligated to (1) pay any royalties, honoraria, fees or other payments to any Person in excess of those payable by such party or the Business (as applicable) prior to the Closing, or (2) provide or offer any discounts or other reduced payment obligations to any Person in excess of those provided to such Person prior to the Closing.

(g)

The Business IT Assets are (i) adequate for, and operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required in connection with, the operation of the Business as currently conducted and as contemplated to be conducted, and (ii) free from material bugs or other defects, have not

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materially malfunctioned or failed within the past three (3) years, and do not contain any viruses, worms, trojan horse bugs, faults or other devices, errors, contaminants or effects that (A) significantly disrupt or adversely affect the functionality of any Business IT Assets or other Software or systems, except as disclosed in their documentation, or (B) enable or assist any Person to access without authorization any Business IT Assets.  No Public Software is, forms part of, has been used in connection with the development of, is incorporated into or has been distributed with, in whole or in part, any of the Business IT Assets.  The Sellers possess source code for each version of Software included in the Business IT Assets that is (i) owned by a Seller, or (ii) otherwise identified on Schedule 3.09(g) of the Sellers’ Disclosure Schedule (the “Owned Software”).  All source code and other documentation concerning the Owned Software is correct, accurate and sufficiently documented to enable a Software developer of reasonable skill to understand, modify, debug, enhance, compile, support and otherwise utilize all aspects of Software to which it pertains, without reference to other sources of information.  No such source code has been delivered or licensed to any other Person, or is subject to any source code escrow or assignment obligation.

Section 3.10

Real Property.

(a)

Section 3.10(a) of the Sellers’ Disclosure Schedule lists the street address, the current owner and the current use of each parcel of real property in which any of the Sellers (or Subsidiary of the Sellers) has fee title (or equivalent) interest and which is related to, used, useful or held for use in the conduct of the Business.  Except as described in Section 3.10(a) of the Sellers’ Disclosure Schedule:  (i) each Seller listed in Section 3.10(a) of the Sellers’ Disclosure Schedule as the owner of a parcel of Owned Real Property has good and valid title in fee simple to such parcel; (ii) to the extent as are in any of the Sellers’ possession, the Sellers have made available to the Purchaser copies of each deed for each parcel of Owned Real Property; and (iii) all buildings situated on the Owned Real Property form a part of the Owned Real Property and are owned by the Sellers.  To the Sellers’ Knowledge, there are no pending condemnation proceedings or threatened condemnations that would preclude or impair the use of any Owned Real Property by the Business for the purposes for which it is currently used.  No Seller has received notice of any applicable Governmental Authority altering its zoning Laws so as to affect or potentially affect the Owned Real Property.

(b)

Section 3.10(b)(i) of the Sellers’ Disclosure Schedule lists the street address of each parcel of real property leased or subleased by any Seller (or Subsidiary of any Seller) as tenant or subtenant, as the case may be, which is related to, used, useful or held for use in the conduct of the Business, the identity of the lessee of each such parcel of Leased Real Property, the terms (referencing applicable renewal periods) and rental payment amounts (including all escalations) pertaining to each such parcel of Leased Real Property and the current use of such parcel of Leased Real Property.  To the extent as are in any of the Sellers’ possession, the Sellers have made available to the Purchaser true and complete copies of the leases and subleases in effect at the date hereof (including all amendments thereto and assignments in respect thereof) relating to the Leased Real Property, and there has not been any sublease or assignment entered into by any of the Sellers in respect of the leases and subleases relating to the Leased Real Property.  Except as set forth in Section 3.10(b)(ii) of the Sellers’ Disclosure Schedule, each lease and sublease in respect of the Leased Real Property is a valid lease or sublease, and the Sellers have valid and binding leasehold interests thereunder (or valid

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rights in the leases with respect to the Leased Real Property located in Quebec), free and clear of any Liens, except, in each case, for Permitted Encumbrances and none of the Sellers has exercised or given any notice of exercise of, nor has any lessor or landlord exercised or received any notice of exercise by a lessor or landlord of, any option, right of first offer or right of first refusal contained in any such lease or sublease, including any such option or right pertaining to purchase, expansion, renewal, extension or relocation.  None of the Sellers have received notice of default and, to the Sellers’ Knowledge, the security deposit required pursuant to each lease and sublease in respect of the Leased Real Property has not been drawn upon by the relevant landlord or sublandlord, as applicable, and no additional monies are required to bring the security deposits into compliance with respect to each such lease or sublease, as applicable.  Except as described in Section 3.10(b)(iii) of the Sellers’ Disclosure Schedule, the Seller has not leased any parcel or any portion of any parcel of Real Property to any other Person and no other Person has any rights to the use, occupancy or enjoyment thereof pursuant to any lease, license, occupancy or other agreement.

(c)

The Real Property constitutes all of the real property related to or used, useful or held for use in the conduct of the Business.  Except as described in Section 3.10(c) of the Sellers’ Disclosure Schedule, there is no material violation of any Law (including any building, planning or zoning Law) relating to any of the Real Property.  The Sellers are in peaceful and undisturbed possession of each parcel of Real Property, and there are no contractual or legal restrictions that preclude or restrict the ability to use the Real Property for the purposes for which it is currently being used.  All existing water, sewer, steam, gas, electricity, telephone, cable, fiber optic cable, Internet access and other utilities required for the construction, use, occupancy, operation and maintenance of the Real Property are adequate for the conduct of the Business as it has been and currently is conducted.  There are no material latent defects or material adverse physical conditions affecting the Real Property or any of the facilities, buildings, structures, erections, improvements, fixtures, fixed assets and personalty of a permanent nature annexed, affixed or attached to, located on or forming part of the Real Property.  There are no pending condemnation proceedings or, to the Sellers’ Knowledge, any threatened condemnations that would preclude or impair the use of any Real Property by the Business for the purposes for which it is currently used.  No Seller has received notice of any applicable Governmental Authority altering its zoning Laws so as to affect or potentially affect the Real Property.

(d)

Except as set forth in Section 3.10(d) of the Sellers’ Disclosure Schedule, no options or rights of first offer or rights of first refusal or similar rights or options have been granted by any Seller to any Person (other than the Purchaser) that are enforceable despite the continuation of the Bankruptcy Cases to (i) purchase, lease or otherwise acquire any interest in any of the Owned Real Property or leases or subleases relating to the Leased Real Property.

Section 3.11

Employee Benefit Matters.

(a)

Section 3.11(a) of the Sellers’ Disclosure Schedule lists:  (i) all material “employee benefit plans”, as defined in Section 3(3) of ERISA, and (ii) other material pension, welfare benefit, bonus, incentive compensation, deferred compensation, severance, vacation, paid time off, salary continuation, life insurance, or educational assistance plans, programs or agreements, in each case, with respect to which any Seller and their Subsidiaries have any

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obligation or liability, contingent or otherwise, with respect to current or former employees of the Sellers and their Subsidiaries (the “Employee Plans”). All Employee Plans which are single employer plans or multiemployer plans and are subject to Title IV of ERISA or Section 412 of the Tax Code are separately identified in Section 3.11(a) of the Sellers’ Disclosure Schedule.

(b)

A summary description of each Employee Plan has been made available to the Purchaser.  Correct and complete copies of each Assumed Employee Plan and the following documents, if applicable, related thereto have been made available to the Purchaser:  (A) the most recent trust agreement and all amendments thereto, (B) the most recent Forms 5500, (C) the most recent actuarial valuation, and (D) the most recent IRS determination letter.

(c)

Each Assumed Employee Plan intended to qualify under Section 401 of the Tax Code has been determined by the IRS to be so qualified.  Except as set forth in Section 3.11(c) of the Sellers’ Disclosure Schedule, to the Sellers’ Knowledge, nothing has occurred with respect to the operation of any such plan which could reasonably be expected to result in the revocation of such favorable determination.

(d)

Except by reason of the automatic stay under the Bankruptcy Code or a stay pursuant to an Order of the Canadian Bankruptcy Court or as set forth in Section 3.11(d) of the Sellers’ Disclosure Schedule, each Assumed Employee Plan has been established, registered, invested, maintained and administered in all respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations (foreign and domestic), including ERISA and the Tax Code, which are applicable to such Assumed Employee Plans.  All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Assumed Employee Plans have been timely made or accrued.  Each Assumed Employee Plan intended to be qualified under Section 401(a) of the Tax Code and each trust intended to qualify under Section 501(a) of the Tax Code is so qualified and either: (1) has obtained a currently effective favorable determination notification, advisory and/or opinion letter, as applicable, as to its qualified status (or the qualified status of the master or prototype form on which it is established) from the IRS covering the amendments to the Tax Code effected by the Tax Reform Act of 1986 and all subsequent legislation for which the IRS will currently issue such a letter, and no amendment to such Assumed Employee Plan has been adopted since the date of such letter covering such Assumed Employee Plan that would adversely affect such favorable determination; or (2) still has a remaining period of time in which to apply for or receive such letter and to make any amendments necessary to obtain a favorable determination.

(e)

Except as set forth in Section 3.11(e) of the Sellers’ Disclosure Schedule, the Sellers are not subject to any liability or penalty under Sections 4975 through 4980B of the Tax Code or Title I of ERISA.  The Sellers have complied with all applicable health care continuation requirements in Section 4980B of the Tax Code and in ERISA.  No “Prohibited Transaction”, within the meaning of Section 4975 of the Tax Code or Sections 406 or 407 of ERISA and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Assumed Employee Plan.

(f)

Except as set forth in Section 3.11(f) of the Sellers’ Disclosure Schedule, the Sellers have not incurred nor could reasonably be expected to incur any material liability under Title IV of ERISA.

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(g)

Except as set forth in Section 3.11(g) of the Sellers’ Disclosure Schedule, there is no contract, plan or arrangement covering any employee or former employee of the Business that, individually or collectively, could give rise to the payment as a result of the Transactions of any amount that would not be deductible by reason of Section 280G of the Tax Code.  For purposes of the foregoing sentence, the term “payment” shall include any payment, acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits.

(h)

No action, suit or claim (excluding claims for benefits incurred in the ordinary course of business) has been brought or is pending or threatened against or with respect to any Assumed Employee Plan or the assets or any fiduciary thereof (in that Person’s capacity as a fiduciary of such Assumed Employee Plan).  There are no audits, inquiries or proceedings pending or threatened by the IRS, the United States Department of Labor, or any other Governmental Authority with respect to any Assumed Employee Plan.

(i)

Each Assumed Employee Plan that is a “nonqualified deferred compensation plan” (as defined for purposes of Section 409A(d)(1) of the Tax Code) (1) has been operated since January 1, 2005 in good faith compliance, and since January 1, 2009 in full documentary and operational compliance, with Section 409A of the Tax Code and all applicable IRS guidance promulgated thereunder to the extent such plan is subject to Section 409A of the Tax Code, and (2) as to any such plan in existence prior to January 1, 2005 and not subject to Section 409A of the Tax Code, has not been “materially modified” (within the meaning of IRS Notice 2005-1) at any time after October 3, 2004.

(j)

Except as set forth in Section 3.11(j) of the Sellers’ Disclosure Schedule or as required by Section 411(d)(3) of the Tax Code in connection with a termination or partial termination of any Employee Plan intended to qualify under Section 401(a) of the Tax Code, neither the execution and delivery of this Agreement nor the consummation of the Transactions will (i) result in any payment becoming due to any employee of the Sellers or any of their Subsidiaries; (ii) increase any benefits otherwise payable under any Employee Plan; or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

(k)

If any Canadian Assumed Employee Plan is registered under the Income Tax Act (Canada) as a pension plan, such Canadian Assumed Employee Plan is not and has never been, a defined benefit pension plan.

Section 3.12

Taxes.  Except as set forth in Section 3.12 of the Sellers’ Disclosure Schedule:

(a)

Each of the Sellers and the Company Subsidiaries have timely filed or caused to be timely filed with the appropriate Government Authorities or other taxing authorities all material Tax Returns that are required to be filed with respect to the income or operations of the Business or the ownership of the Purchased Assets (taking into account validly obtained extensions to file Tax Returns), and such Tax Returns are correct and complete in all material respects;

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(b)

Each of the Sellers and the Company Subsidiaries have timely paid all Taxes shown to be payable on such Tax Returns or otherwise due in respect of the income and operations of the Business or the ownership of the Purchased Assets, to the relevant Governmental Authorities or taxing authorities (except to the extent the Sellers and the Company Subsidiaries are contesting such Taxes in good faith in proper proceedings, and have established adequate reserves for such Taxes in accordance with GAAP);

(c)

There are no current or pending audits or other administrative or court proceedings for the assessment, adjustment or collection of Taxes relating to the Business or the Purchased Assets;

(d)

No Seller or Company Subsidiary has received, within the past three years, any written notice of any claims, actions, suits, proceedings or investigations for the assessment, adjustment or collection of Taxes relating to the Business or the Purchased Assets from any jurisdiction in which Tax Returns have not been filed with respect to the Business or the Purchased Assets to the effect that the filing of Tax Returns may be required;

(e)

There are no material liens for Taxes against any of the Purchased Assets other than Permitted Encumbrances;

(f)

There is no currently effective extension or waiver of the application of any statute of limitations of any jurisdiction regarding the assessment or collection of any Tax relating to the Business or the Purchased Assets;

(g)

Each of the Sellers and the Company Subsidiaries have timely withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employees, independent contractors, creditors or other third parties;

(h)

Each of the Sellers and the Company Subsidiaries have duly and timely collected all amounts on account of any sales, use, value added, transfer, stamp, stock transfer, real property transfer and similar Taxes required by Law to be collected by them and have duly and timely remitted to the appropriate Governmental Authority any such amounts required by Law to be remitted by each of them;

(i)

Milacron Canada is duly registered under Subdivision (d) of Division V of Part IX of the ETA with respect to the GST and harmonized sales tax and under Division I of Chapter VIII of the Quebec Sales Tax Act with respect to QST; and

(j)

None of the Purchased Assets held by any of the Sellers, other than Milacron Canada, is taxable Canadian property, as defined in subsection 248(1) of the Income Tax Act (Canada).

Section 3.13

Material Contracts.

(a)

Section 3.13(a) of the Sellers’ Disclosure Schedule sets forth all Contracts that are related to, or used in or held for use in, the Business (except for purchase orders for inventory and other goods and services purchased in accordance with the Pre-Closing Budget, or in the case of clauses (i), (iv), (vi)-(x), (xii) and (xiii) below, Contracts (other than Business IP

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Agreements) that individually have a future liability not in excess of $100,000 annually or $250,000 during the term thereof, and other than Contracts that are cancelable by a Seller upon notice of not more than 90 calendar days without material penalty or cost) (such Contracts collectively, together with the Business IP Agreements, the “Material Contracts”, and each a “Material Contract”), including:

(i)

Contracts for the purchase or sale of assets, products or services;

(ii)

Exclusive supply Contracts for the purchase of Inventory or other goods or services that are otherwise not generally available and that are used in connection with the Business;

(iii)

Contracts pursuant to which a Seller grants to any Person the right to manufacture, design, market, distribute or resell any Business product, or to represent a Seller with respect to any such product, or act as agent for any Seller in connection with the marketing, distribution or sale of any Business product;

(iv)

Contracts for the lease of tangible personal property;

(v)

Contracts containing a covenant that restricts a Seller or any Affiliate of a Seller (including any employee, director or officer, without duplication of Contracts referenced in Section 3.13(a)(vi) below) from engaging in any line of business or competing with any Person;

(vi)

Contracts providing for indemnification by a Seller, other than in connection with respect to standard terms and conditions of a Contract for the purchase or sale of assets, products or services in the ordinary course of business;

(vii)

Employment, consulting or independent contractor Contracts, other than unwritten at-will employment Contracts;

(viii)

Contracts relating to a joint venture of the Business;

(ix)

Currency exchange, interest rate, commodity exchange or similar Contracts;

(x)

Contracts for capital expenditures;

(xi)

Contracts with any director, officer or employee of Seller or any of its Subsidiaries (in each case, other than (A) employment agreements covered in clause (vii) above, (B) payments of compensation for employment to employees in connection with unwritten at-will employment Contracts and (C) participation in Employee Plans by employees);

(xii)

Contracts for radio, television newspaper or other media advertising; and

(xiii)

Contracts not made in the ordinary course of business.

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(b)

Except as set forth in Section 3.13(b) of the Sellers’ Disclosure Schedule, each Material Contract (i) is valid and binding on the applicable Seller (or Subsidiary of a Seller) and the counterparties thereto, and is in full force and effect; and (ii) upon consummation of the Transactions, except to the extent that (x) any consents set forth in Section 3.02 or Section 3.03 of the Sellers’ Disclosure Schedule or (y) either of the Bankruptcy Court approvals to transfer, are not obtained, shall continue in full force and effect without penalty or other adverse consequence.  Except as disclosed in Section 3.13(b) of the Sellers’ Disclosure Schedule, the applicable Seller (or Subsidiary of a Seller) and, to the Sellers’ Knowledge, the counterparties thereto, are not in breach of, or default under, any Material Contract to which any of them is a party except for breaches or defaults that, upon entry or issuance of the Sale Orders by the Bankruptcy Courts, would not preclude the Sellers (or Subsidiary of a Seller) from assigning such Material Contract to the Purchaser and that would be cured or rendered unenforceable in accordance with the Sale Orders.

(c)

The Determined Cure Costs relating to each Material Contract (assuming each Material Contract becomes an Assigned Contract) are as set forth in Section 3.13(c) of the Sellers’ Disclosure Schedule, and the aggregate amount of Determined Cure Costs in connection with the Material Contracts will not exceed $9,114,043.

Section 3.14

Customers.  Listed in Section 3.14 of the Sellers’ Disclosure Schedule are the names and addresses of each of the ten most significant customers (by revenue) of the Business for the twelve-month period ended December 31, 2008 and the amount for which each such customer was invoiced during such period.  As of the date hereof, the Seller has not received any written notice and has no knowledge that any such significant customer of the Business has ceased, or will cease, to use the products, equipment, goods or services of the Business, or has substantially reduced, or will substantially reduce, the use of such products, equipment, goods or services at any time, except for such cessations or reductions that would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

Section 3.15

Suppliers.  Listed in Section 3.15 of the Sellers’ Disclosure Schedule are the names and addresses of each of the ten most significant suppliers of raw materials, supplies, merchandise and other goods for the Business for the twelve-month period ended December 31, 2008 and the amount for which each such supplier invoiced the Seller during such period.  Except as set forth in Section 3.15 of the Sellers’ Disclosure Schedule, as of the date hereof, the Seller has not received any written notice and has no knowledge that any such supplier will not sell raw materials, supplies, merchandise and other goods to the Purchaser at any time after the Closing on terms and conditions substantially similar to those used in its current sales to the Business, subject only to general and customary price increases, except for such changes in supplier relationships that would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. Except as set forth in Section 3.15 of the Sellers’ Disclosure Schedule, none of the raw materials, supplies, merchandise and other goods supplied to the Business are such that they are not generally available in the market from more than one source.

Section 3.16

Brokers.  Except as set forth in Section 3.16 of the Sellers’ Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made

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by or on behalf of any Seller.  The Sellers are solely responsible for the fees and expenses of the Sellers’ Financial Advisor except for all unpaid professional fees approved by either Bankruptcy Court which shall be paid in accordance with the terms of the Sale Orders.

Section 3.17

Insurance.  Set forth in Section 3.17 of the Sellers’ Disclosure Schedule is an accurate and complete list of each insurance policy and insurance arrangement that covers the Purchased Assets, the Assumed Liabilities or employees (including self insurance, but excluding insurance policies providing benefits under welfare plans and directors’ and officers’ insurance) of the Business (the “Insurance Policies”).  The Insurance Policies are in full force and effect, all premiums thereon have been paid, and the Sellers are otherwise in compliance in all material respects with the terms and provisions of such policies.  No Seller is in default under any of the Insurance Policies (or any policy required to be set forth in Section 3.17 of the Sellers’ Disclosure Schedule) and there exists no event, occurrence, condition or act (including the purchase of the Purchased Assets hereunder) that, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default thereunder.  No Seller is aware of any pending notice of cancellation or non-renewal of any such Insurance Policies nor, to the Sellers’ Knowledge, has the termination of any such Insurance Policies been threatened, and, to the Sellers’ Knowledge, there exists no event, occurrence, condition or act (including the purchase of the Purchased Assets hereunder) that, with the giving of notice, the lapse of time or the happening of any other event or condition, would entitle any insurer to terminate or cancel any such Insurance Policies.

Section 3.18

Permits.  The Sellers have made available to the Purchaser prior to the date hereof a true and complete copy of each of the Permits, each of which is listed in Section 3.18 of the Sellers’ Disclosure Schedule.  Except as would not have a Material Adverse Effect, the Sellers have obtained and possess all Permits and have made all registrations or filings with or notices to any Governmental Authority necessary for the lawful conduct of the Business as presently conducted and operated, or necessary for the lawful ownership of their properties and assets or the operation of the Business as presently conducted and operated.  Each such Permit is valid and in full force and effect and the Sellers are in material compliance with all such Permits.  Each such Permit, to the extent assignable, is included in the Purchased Assets.  The consummation of the Transactions will not result in the revocation, cancellation or termination of, or any adverse amendment or modification to, any such Permit.  Any applications for the renewal of any such Permit that are due prior to the Closing Date will be timely made or filed by the applicable Seller prior to the Closing Date.  No proceeding to modify, suspend, revoke, withdraw, terminate or otherwise limit any such Permit is pending or threatened and there is no valid basis for any such proceeding.  No administrative or governmental action or proceeding has been taken in connection with the expiration, continuance or renewal of any such Permit and there is no valid basis for any such proceeding.

Section 3.19

Absence of Certain Changes.  Other than as a result of the commencement of the Cases, since December 31, 2008, the Business has not experienced or realized any (a) damage, destruction or loss, whether covered by insurance or not, individually having a cost of $250,000 or more; (b) change in accounting methods or principles or any write-down, write up or revaluation of any of the Purchased Assets or Assumed Liabilities, in each case except depreciation accounted for in the ordinary course of business and write-downs of inventory which reflect the lower of cost or market and, in each case, which are in the ordinary

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course of business and in accordance with GAAP; or (c) sale, assignment, transfer, lease or license of or on any of the Business’s tangible assets, except in the ordinary course of business consistent with past practice, or agreement, whether orally or in writing, to do any of the foregoing in this Subsection 3.19(c).  Since December 31, 2008, other than as a result of the commencement of the Cases, there has not been, occurred or arisen any agreement, condition, action, omission or event which would be prohibited (or require consent) under Section 5.02 had it existed, occurred or arisen after the date of this Agreement.

Section 3.20

Labor Matters.

(a)

Except as set forth in Section 3.20(a) of the Sellers’ Disclosure Schedule, none of the Sellers nor any of their Subsidiaries are a party to any collective bargaining agreement or are required to recognize any union as bargaining agent for any employees.

(b)

Except as set forth in Section 3.20(b) of the Sellers’ Disclosure Schedule, as of the date hereof, there are no (i) strikes, work stoppages, work slowdowns or lockouts pending or, to the Sellers’ Knowledge, threatened against or involving the Sellers or any of their Subsidiaries, or (ii) unfair labor practice charges, grievances or complaints pending or, to the Sellers’ Knowledge, threatened by or on behalf of any employee or group of employees of the Sellers or any of their Subsidiaries, except in each case as would not have a Material Adverse Effect.

Section 3.21

Assets.  The Purchased Assets (as of the date of this Agreement and disregarding any changes to the Purchased Assets that may occur after the date hereof at the option of the Purchaser pursuant to Sections 2.01(a), 2.01(b), 5.01(a) or 5.20 hereof) constitute substantially all of the assets necessary for the operation of the Business as presently conducted.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES
OF THE PURCHASER

Except as set forth in the corresponding sections or subsections of the Purchaser’s Disclosure Schedule, the Purchaser hereby represents and warrants to the Sellers as follows:

Section 4.01

Organization and Authority of the Purchaser.  The Purchaser is a limited liability company duly organized, validly existing and in good standing under the Laws of Delaware and has all necessary limited liability company power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the Transactions.  As of the Closing Date, the Purchaser will be duly licensed or qualified to do business and will be in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except to the extent that the failure to be so licensed, qualified or in good standing would not adversely affect the ability of the Purchaser to carry out its obligations under this Agreement and the Ancillary Agreements to which it is a party, and to consummate the Transactions.  The execution and delivery by the Purchaser of this Agreement and the Ancillary Agreements to which it is a party, the performance by the Purchaser of its

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obligations hereunder and thereunder and the consummation by the Purchaser of the Transactions have been duly authorized by all requisite limited liability company action on the part of the Purchaser.  This Agreement has been, and upon their execution the Ancillary Agreements to which the Purchaser is a party shall have been, duly executed and delivered by the Purchaser, and (assuming due authorization, execution and delivery by each of the Sellers and other parties thereto), subject to the approval of the Bankruptcy Courts, this Agreement constitutes, and upon their execution the Ancillary Agreements to which the Purchaser is a party shall constitute, legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors’ rights generally and subject to general principles of equity.

Section 4.02

No Conflict.  Except as described in Section 4.02 of the Purchaser’s Disclosure Schedule, subject to the approval of the Bankruptcy Courts, and assuming that all consents, approvals, authorizations and other actions described in Section 4.03 have been obtained, all filings and notifications listed in Section 4.03 of the Purchaser’s Disclosure Schedule have been made, and any applicable waiting period has expired or been terminated, and except as may result from any facts or circumstances relating solely to the Sellers, the execution, delivery and performance by the Purchaser of this Agreement and the Ancillary Agreements to which the Purchaser is a party do not and will not:  (a) violate, conflict with or result in the breach of any provision of the organizational documents of the Purchaser; (b) conflict with or violate any Law or Order applicable to the Purchaser or its assets, properties or businesses; or (c) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Purchaser is a party, except, in the case of clause (c), as would not materially and adversely affect the ability of the Purchaser to carry out its obligations under this Agreement and the Ancillary Agreements to which it is a party, and to consummate the Transactions.

Section 4.03

Governmental Consents and Approvals.  The execution, delivery and performance by the Purchaser of this Agreement and each Ancillary Agreement to which the Purchaser is a party do not or, upon the entry by the Bankruptcy Courts of the Sale Orders as required by Section 8.01(d) and Section 8.02(d), will not require any consent, approval, authorization or other Order of, action by, filing with, or notification to, any Governmental Authority, except (i) as described in Section 4.03 of the Purchaser’s Disclosure Schedule and (ii) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not prevent or materially delay the consummation by the Purchaser of the Transactions.

Section 4.04

Litigation.  As of the date hereof, no Action by or against the Purchaser is pending or, to the Purchaser’s Knowledge, threatened, which would reasonably be expected to affect the legality, validity or enforceability of this Agreement, any Ancillary Agreement or the consummation of the Transactions.

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Section 4.05

Brokers and Finders.  Except for the Purchaser’s Financial Advisor, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Purchaser.

Section 4.06

Condition of the Business.  Notwithstanding anything contained in this Agreement to the contrary, the Purchaser acknowledges and agrees that the Sellers are not making any representations or warranties in this Agreement, express or implied, beyond those expressly given by the Sellers in Article III hereof (as modified by the Sellers’ Disclosure Schedule).  The Purchaser further represents that neither the Sellers nor any of their Affiliates nor any other Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Sellers or any of their Affiliates, the Business or the Transactions not expressly set forth in this Agreement, and none of the Sellers, any of their Affiliates or any other Person will have or be subject to any liability to the Purchaser or any other Person resulting from the distribution to the Purchaser or its representatives or the Purchaser’s use of, any such information, including any confidential memoranda distributed on behalf of the Sellers relating to the Business or other publications or data room information provided to the Purchaser or its representatives, or any other document or information in any form provided to the Purchaser or its representatives in connection with the sale of the Business and the Transactions.  The Purchaser acknowledges that it has conducted to its satisfaction, its own independent investigation of the Business and, in making the determination to proceed with the Transactions the Purchaser has relied on the results of its own independent investigation.

Section 4.07

Financial Capability.  The Purchaser has the financial capability and other resources to pay the Purchase Price, including the assumption and timely payment and performance of the Assumed Liabilities, and otherwise fulfill its obligation to consummate the Transactions at the Closing.

Section 4.08

Canadian Regulations.  The Purchaser is a “WTO Investor” as defined in the Investment Canada Act (R.S.C. 1985 c.28 (1st Supp).

ARTICLE V

ADDITIONAL AGREEMENTS

Section 5.01

Assumption of Assigned Contracts.

(a)

At any time and from time to time after the date hereof, but in no event later than ten (10) days prior to the Sale Hearing, the Purchaser may, by written notice to Milacron, elect to (i) exclude from the Transactions and have treated as Excluded Contracts under the terms hereof (x) any one or more of the Assigned Contracts that would otherwise be Purchased Assets (including any lease pursuant to which the Leased Real Property is leased by a Seller) or (y) any one or more of the Permits that would otherwise be Purchased Assets or (ii) include in the Transactions and have treated as Assigned Contracts under the terms hereof, any one or more Contracts that would otherwise be Excluded Contracts (or Material Contracts that were not adequately disclosed by the Sellers to the Purchaser as of the date hereof).  Any Assigned Contract or Permit designated in such a notice pursuant to clause (i) of the preceding

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sentence (each such designated Assigned Contract or Permit, an “Excluded Contract”, and all such designated Assigned Contracts and Permits collectively, the “Excluded Contracts”) shall no longer be an Assigned Contract or a Permit to be Transferred to the Purchaser hereunder.  There shall be no adjustment to the Purchase Price as a result of the Purchaser’s election to exclude or include any one or more of the Assigned Contracts or Permits from the Transactions pursuant to this Section 5.01(a) except that the Purchaser shall not be required to make any payments for Determined Cure Costs or any other amounts for any such Excluded Contracts (other than Assigned Contracts subsequently included in the Transactions pursuant to clause (ii) of this Section 5.01(a)).

(b)

At the time of Closing, and subject to Section 2.02(b) and (A) the approval of the Bankruptcy Courts pursuant to the Sale Orders or such other Order or Orders of the U.S. Bankruptcy Court and (B) the receipt of all necessary Consents in respect of Assigned Contracts (including such Contracts that are Canadian Contracts), in each case, such approval or Consent in form and substance satisfactory to the Purchaser, in its sole discretion, the Sellers shall assume all such Assigned Contracts and then assign to the Purchaser (which assignment shall be pursuant to the Bankruptcy Code and Canadian Law, if applicable), and the Purchaser shall assume from the Sellers, all such Assigned Contracts.

(c)

Subject to the terms of Section 2.04(d), Section 2.11 and Section 5.01(a), the Purchaser shall make provision for the payment of the Determined Cure Costs in accordance with the Sale Orders.  The Sellers shall use their commercially reasonable efforts, including the Filing and prosecution of any and all appropriate proceedings in either Bankruptcy Court, to establish the Determined Cure Costs, if any, for each Assigned Contract, as reflected in Section 3.13(c) of the Sellers’ Disclosure Schedule.

(d)

To the extent any non-Debtor party (an “Objecting Assigned Contract Party”) to an Assigned Contract Files an objection to the assignment thereof, including based on the Determined Cure Costs associated therewith, the Sellers shall permit the Purchaser to lead all negotiations associated with such objection, including the resolution or settlement thereof, and to the extent requested by Purchaser, the Sellers shall assist the Purchaser in good faith in connection therewith, including Filing or supporting any reply brief(s) Filed or requested to be Filed by Purchaser in respect thereof.

Section 5.02

Conduct of Business Prior to the Closing.

(a)

The Sellers covenant and agree that, except (1) as described in Section 5.02(a) of the Sellers’ Disclosure Schedule, (2) as required by Law, (3) expressly permitted by the DIP Term Loan Credit Agreement, or (4) with the prior written consent of the Purchaser, between the date hereof and the Closing, each Seller shall:

(i)

use its commercially reasonable efforts and take all necessary actions to preserve intact in all material respects the Purchased Assets, to maintain, preserve and keep the Purchased Assets in good condition and repair (normal wear and tear excepted), and to maintain in effect all material licenses, permits, and approvals of Governmental Authorities which are necessary for the conduct of the Business;

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(ii)

conduct the Business only in the ordinary course of business consistent with past practice, subject in all respects to and to the extent not inconsistent with the requirements of Section 5.01 and the other subsections of this Section 5.02;

(iii)

use commercially reasonable efforts to maintain in all material respects the goodwill and organization of the Business and the Sellers’ relationship with the Business Employees, material suppliers, customers, lenders, lessors and others having business dealings with them in connection with the Business;

(iv)

with the Purchaser’s prior consent, exercise any rights of renewal with respect to any Leased Real Property that by its terms would otherwise expire;

(v)

subject to Section 2.11(b), use commercially reasonable efforts to obtain all necessary consents to the transfer of the Contracts that are to be transferred to the Purchaser pursuant to this Agreement;

(vi)

use commercially reasonable efforts to obtain authorization pursuant to the Sale Orders to execute, deliver and/or file Uniform Commercial Code or the Personal Property Security Act (Ontario), lien releases, discharges, financing change statements and such other documents, notices or instruments as the Purchaser may reasonably deem necessary to release all Liens against the Purchased Assets;

(vii)

subject to compliance with the terms of the DIP Facility, pay and discharge their post-petition administrative Liabilities relating to the Business as they come due in the ordinary course of business except those contested in good faith by the Sellers; and

(viii)

consult in good faith from time to time with the Representatives of the Purchaser to report material operational developments and the general status of ongoing operations of the Business, including any Material Adverse Effect.

(b)

The Sellers covenant and agree that, except (1) as described in Section 5.02(b) of the Sellers’ Disclosure Schedule, (2) as required by Law, (3) expressly permitted by the DIP Term Loan Credit Agreement, or (4) with the prior written consent of the Purchaser, between the date hereof and the Closing, none of the Sellers shall:

(i)

sell, lease, dispose or otherwise transfer or distribute any of the Purchased Assets, or any interest therein, other than the sale of Inventory made in the ordinary course of business;

(ii)

make any material changes to any method of accounting or accounting practice or policy used by the Sellers (as it relates to the Business), other than such changes required by GAAP;

(iii)

enter or agree to enter into any Material Contract which may be included in the Purchased Assets, or make or agree to make a material change or modification to any existing Material Contract included in the Purchased Assets, except

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for agreements relating to sale and purchase of Inventory to and from customers and suppliers in the ordinary course of business;

(iv)

(A) abandon, disclaim, dedicate to the public, sell, assign or grant any security interest in, to or under any Business Intellectual Property, Business IT Asset or Business IP Agreement, including failing to perform or cause to be performed all applicable filings, recordings and other acts, or to pay or cause to be paid all required fees and Taxes, to maintain and protect its interest in the Business Intellectual Property, Business IT Assets and Business IP Agreements, (B) grant to any third party any license, or enter into any covenant not to sue, with respect to any Business Intellectual Property or Business IT Asset, except in the ordinary course of business consistent with past practice, (C) develop, create or invent any Intellectual Property jointly with any third party, (D) disclose or allow to be disclosed any confidential information or confidential Business Intellectual Property to any Person, other than employees of the Sellers that are subject to a confidentiality or non-disclosure covenant protecting against further disclosure thereof, or (E) fail to notify the Purchaser promptly of any infringement, passing-off, misappropriation or other violation of or conflict with any Business Intellectual Property of which any Seller becomes aware and to consult with the Purchaser regarding the actions (if any) to take to protect such Business Intellectual Property;

(v)

enter into any Contract for the sale of any of the Owned Real Property or the sublease of any of the Leased Real Property;

(vi)

amend its certificate or articles of incorporation, bylaws, certificate of formation, limited liability company agreement or other organizational documents if any such amendment would have an adverse effect on the ability of any Seller to consummate the Transactions or otherwise adversely affect the Business or the value, utility or transferability of the Purchased Assets;

(vii)

purchase, redeem or agree to purchase or redeem any of its equity interests, options, warrants or rights to purchase equity interests or securities of any kind convertible or exchangeable for equity interests;

(viii)

acquire any entity or all or substantially all of the assets of any entity or make any other investment outside the ordinary course of business;

(ix)

create or incur any Indebtedness other than Indebtedness permitted under the DIP Term Loan Credit Agreement, the DIP ABL Credit Agreement and the Final DIP Order and, in each case, Orders of the Bankruptcy Courts consistent therewith or permit any Lien to be created on the Purchased Assets other than Permitted Encumbrances;

(x)

modify or revoke any material Tax election, or change in method of Tax accounting, in each case, relating to the income or operations of the Business or the ownership of the Purchased Assets;

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(xi)

declare, issue, make or pay any dividend or other distribution of assets, whether consisting of money, other personal property, real property or other thing of value, to holders of its equity interests;

(xii)

enter into, amend or modify any transaction or Contract or employee plan with any Affiliate, director, officer, manager or employee of any Seller except in the ordinary course of business and except in the case of employees pursuant to written Contracts existing as of the date hereof and made available to the Purchaser;

(xiii)

take any other action that would require Bankruptcy Court approval unless such approval is obtained; or

(xiv)

agree to take any of the actions specified in this Section 5.02, except as expressly contemplated by this Agreement and the Ancillary Agreements.

Section 5.03

Access to Information.  From the date hereof until the Closing, upon reasonable notice, the Sellers shall, and shall cause their respective Representatives, accountants and counsel to:  (a) afford the Purchaser, its Affiliates, potential financing sources and their respective authorized Representatives reasonable access to the offices, properties and books and records of the Sellers (to the extent relating to the Business, the Purchased Assets or the Assumed Liabilities), including access to conduct environmental site assessments; and (b) furnish to the respective authorized Representatives of the Purchaser and its Affiliates and potential financing sources such additional financial and operating data and other information regarding the Business, the Purchased Assets and the Assumed Liabilities (or copies thereof) as the Purchaser may from time to time reasonably request.

Section 5.04

Regulatory and Other Authorizations; Notices and Consents.  The Sellers shall use their reasonable best efforts to promptly obtain all waivers, authorizations, notices to proceed, Consents, orders and approvals of all Governmental Authorities, officials and other Persons, make all required filings, applications and petitions with, and give all required notices to, the applicable Governmental Authorities and other Persons that may be or become necessary for their execution and delivery of, and the performance of their obligations pursuant to, this Agreement and the Ancillary Agreements and will cooperate fully with the Purchaser in promptly seeking to obtain all such waivers, authorizations, Consents, orders, notices to proceed and approvals.  Without limiting the generality of the foregoing, each of the parties hereto shall make, or cause to be made, all filings required (if any) of each of them or any of their respective Subsidiaries or Affiliates under the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and, in any event, within 10 days after the date hereof, and the parties hereto shall use their reasonable best efforts to respond to any requests for additional information made by any Governmental Authority to which any such filing was made, to cause any applicable waiting periods to terminate or expire at the earliest possible date and to resist vigorously, at their respective cost and expense, any assertion that the transactions contemplated herein constitute a violation of the HSR Act, all to the end of expediting consummation of the Transactions.

Section 5.05

Permits.  Commencing on the date of this Agreement, the parties, cooperating in good faith, shall use commercially reasonable efforts to take such steps, including

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the filing of any required applications with Governmental Authorities, as may be necessary (i) to effect the transfer of the Permits, including the Environmental Permits, to the Purchaser on or as soon as practicable after the Closing Date, to the extent such transfer is permissible under applicable Law, and (ii) to enable the Purchaser to obtain, on or as soon as practicable after the Closing Date, any additional licenses, permits, approvals, consents, certificates, registrations, and authorizations (whether governmental, regulatory, or otherwise), including any Environmental Permits, as may be necessary for the lawful operation of the Business from and after the Closing Date.

Section 5.06

Environmental Related Actions.  The Sellers shall, at their own cost and expense, comply with the notice and transfer requirements of any Environmental Laws triggered by the sale or transfer of any Owned Real Property or any Leased Real Property, including conducting or funding any Remedial Action required thereunder.

Section 5.07

Intellectual Property.

(a)

No later than five (5) Business Days following the Closing, each Seller shall, and shall cause each of its Affiliates to, file amendments with the appropriate Governmental Authorities changing its corporate name, “doing business as” name, trade name, and any other similar corporate identifier (each, a “Corporate Name”) to a Corporate Name that does not contain any of the Trademarks included in the Business Intellectual Property (the “Transferred Trademarks”).  The Sellers acknowledge that following the Closing, except as set forth in this Section 5.07(a), (i) as between the Sellers, on the one hand, and the Purchaser on the other, all right, title and interest in and to the Transferred Trademarks (including any and all registrations and applications therefor) shall be owned by the Purchaser, (ii) neither the Sellers nor any of their Affiliates shall (A) use or have any rights in or to any Transferred Trademarks or any confusingly similar variations thereof, or (B) contest the ownership or validity of any rights of the Purchaser or its Affiliates in or to any Transferred Trademarks.

(b)

No later than ten (10) days prior to the Closing, the Sellers shall provide the Purchaser with a true and complete list of all applicable filings, recordings and other acts, and all fees, Taxes and other payments, that are required to be made within ninety (90) days following the Closing to maintain the validity and enforceability of the Registered Owned Intellectual Property and the Purchaser’s interest therein.

(c)

In the event that the Purchaser acquires any Business Intellectual Property that is subject to an IP Agreement that is an Excluded Contract or is otherwise not included in the Purchased Assets, pursuant to which a Seller is a licensor of such Business Intellectual Property (each, an “Excluded IP Agreement”), from and after the Closing, to the extent that the licensee under such Excluded IP Agreement is obligated to make payments on account of such Business Intellectual Property (including pursuant to section 365(n) of the Bankruptcy Code), any and all rights of the Sellers to receive such royalties and other payments are hereby assigned to the Purchaser and the Sellers shall turn over to the Purchaser any such payments that are received by the Sellers on and after the Closing Date.

(d)

On or before the Closing Date, the Sellers shall deliver to the Purchaser, in a reasonably usable format, all tangible and electronic records and information in the Sellers’

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possession or under the Sellers’ control concerning the Business Intellectual Property and Business IT Assets, and all copies thereof, including, but not limited to, all Business IP Agreements, documentation concerning registrations and applications, prosecution histories, correspondence with Governmental Authorities, litigation files relating to infringements, disputes or demands, including opposition, expungement and cancellation proceedings, cease and desist and protest letters, and all documents concerning security interests, mortgages, and other Liens.

Section 5.08

Further Action.  Each party hereto shall use its commercially reasonable efforts to take, or cause to be taken, all appropriate action, to do or cause to be done all things necessary, proper or advisable under applicable Law, and to execute and deliver such documents and other papers, as may be reasonably required to carry out the provisions of this Agreement and consummate and make effective the Transactions.  Without limiting the generality of the foregoing each of the Sellers shall use its commercially reasonable efforts to cause its accountants, attorneys, advisors, employees and other Representatives to cooperate with the Purchaser in order to consummate and make effective the Transactions, including with respect to all information to enable the Purchaser and the Canadian Purchaser to make the offers to employees described in Section 6.01(a).

Section 5.09

Cooperation and Exchange of Information.

(a)

The Purchaser and the Sellers will provide each other (at no charge, other than reasonable out-of-pocket expenses) with such cooperation and information as may be reasonably requested in preparing or finalizing any financial statements or accounting records or filing any Tax Return, amended Tax Return or claim for refund, determining any liability for Taxes or a right to a refund of Taxes or participating in or conducting any audit or other proceeding in respect of Taxes relating to the Purchased Assets or the Business.  Such cooperation and information shall include providing reasonable access to accounting systems and records and providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules and related work papers and documents relating to rulings or other determinations by taxing authorities.  Each of the parties will make themselves (and their respective employees and Representatives) reasonably available, on a mutually convenient basis, to provide explanations of any documents or information provided under this Section 5.09(a) and to provide reasonable assistance with the preparation or finalization of any financial statements or accounting records.  The Purchaser and the Sellers will retain all Tax Documents in their possession (or in the possession of their Affiliates) relevant to the Purchased Assets or the Business for the taxable period first ending after the Closing and for all prior taxable periods until the later of (i) the expiration of the statute of limitations of the taxable periods to which such Tax Documents relate, without regard to extensions, and (ii) six (6) years following the due date for the filing of the Tax Returns covered by such Tax Documents (without regard to extensions).  After such time, before the Purchaser or any Seller shall dispose of any such Tax Documents in its possession (or in the possession of its Affiliates), the other party shall be given the opportunity, after 90 days’ prior written notice, to remove and retain all or any part of such Tax Documents as such other party may select (at such other party’s expense).  In the event that a Seller is liquidated or otherwise ceases to be a going concern prior to the expiration of the period described in the second preceding sentence and such Seller’s Tax Documents are not retained by any such Seller’s Affiliate, such Seller shall offer the Purchaser the opportunity (with

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90 days’ prior written notice or such shorter period of notice as may be practicable) to remove and retain such Tax Documents (at the Purchaser’s expense), and such Seller may then dispose of any such Tax Documents not removed by the Purchaser.  If it is not practical for the Purchaser or the Sellers to give the other party the right to retain Tax Documents under this Section 5.09(a), the other party may instead be given a reasonable opportunity to make copies, at its own expense of such Tax Documents.  Any information obtained under this Section 5.09(a) shall be kept confidential, except as may be otherwise required in connection with the filing of Tax Returns or claims for refund or in conducting an audit or other proceeding.

(b)

From and after the date of this Agreement, the Sellers shall not take any actions (including, but not limited to, filing any Tax Return or amended Tax Return, responding to any audit or inquiry by a taxing authority, or settling or compromising any controversy with a taxing authority) that could materially affect the Tax Liability of the Purchaser without the prior written consent of the Purchaser, provided that this Section 5.09(b) shall not apply to Income Taxes of the Sellers or Tax Returns in respect thereof.

Section 5.10

Taxes.

(a)

In the event that any Conveyance Taxes (as may be reduced or eliminated pursuant to Section 1146(b) of the Bankruptcy Code and/or the Sale Orders entered by the Bankruptcy Courts) are assessed or imposed on the transfer of the Purchased Assets to the Purchaser under this Agreement, subject to paragraph (c) below, the Conveyance Taxes are in addition to the Purchase Price and the Purchaser shall pay such Conveyance Taxes.  The Sellers shall cooperate, and take all actions reasonably requested by the Purchaser, in connection with the completion and filing of all Tax Returns relating to such Conveyance Taxes.

(b)

Prior to the Closing Date, the Sellers and the Purchaser shall reasonably determine the liability for real and personal Property Taxes for any Straddle Period, and the Sellers shall pay to the Purchaser the portion of the Property Taxes for the Straddle Period that ends as of the Closing Date.

(c)

If applicable, the Canadian Purchaser and Milacron Canada shall jointly elect, under subsection 167(1) of Part IX of the ETA, section 75 of the Quebec Sales Tax Act, and/or any equivalent or corresponding provision under any applicable provincial or territorial legislation imposing a similar value added or multi-staged tax, that no tax be payable with respect to the purchase and sale of the Canadian Assets under this Agreement. If the Canadian Purchaser and Milacron Canada determine that such elections are to be made, the Canadian Purchaser and Milacron Canada shall make such elections in prescribed form containing prescribed information and the Canadian Purchaser shall file such elections in compliance with the requirements of the applicable legislation.

(d)

The Canadian Purchaser shall have received evidence satisfactory to it that, in respect of the purchase and sale of the Canadian Assets under the Agreement, Milacron Canada has complied with the requirements of section 6 of the Retail Sales Tax Act (Ontario), if applicable, and any equivalent or corresponding provision under any other applicable tax legislation, if applicable.

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(e)

In accordance with the requirements of the Income Tax Act (Canada), the regulations thereunder, the administrative practice and policy of the Canada Revenue Agency and any applicable equivalent or corresponding provincial or territorial legislative, regulatory and administrative requirements, if applicable, the Canadian Purchaser and Milacron Canada shall make and file, in a timely manner,

(i)

a joint election(s) to have the rules in section 22 of the Income Tax Act (Canada), and any equivalent or corresponding provision under applicable provincial or territorial tax legislation, apply in respect of the Receivables that are the subject of such election, and shall designate therein that portion of the Purchase Price allocated to the Receivables that are the subject of such election in accordance with the procedures set out in Section 2.05 of this Agreement as the consideration paid by the Canadian Purchaser to Milacron Canada; and

(ii)

a joint election(s) to have the rules in subsection 20(24) of the Income Tax Act (Canada), and any equivalent or corresponding provision under applicable provincial or territorial tax legislation, apply to the obligations of Milacron Canada in respect of undertakings which arise from the operation of the Business and to which paragraph 12(1)(a) of the Income Tax Act (Canada) applies.  The Canadian Purchaser and Milacron Canada acknowledge that Milacron Canada is transferring assets to the Canadian Purchaser which have a value equal to the elected amount as consideration for the assumption by the Canadian Purchaser of such obligations of Milacron Canada.

(f)

At the Closing Date, the Canadian Purchaser shall be duly registered under Subdivision (d) of Division V of Part IX of the ETA with respect to the GST and under Division I of Chapter VIII of the Quebec Sales Tax Act with respect to QST.

Section 5.11

Documents at Closing.  Subject to the terms hereof, each party hereto agrees to execute and deliver on the Closing Date those documents identified in Sections 2.08 and 2.09 to which it is a party.

Section 5.12

Nondisclosure.  Subject to Section 5.13, the disclosure to the public or to any third party of any material non-public information concerning or relating to any party hereto or the Transactions shall be governed by the terms and conditions of the Bid Procedures Orders.

Section 5.13

Parties’ Access to Records After Closing.  Each Seller acknowledges that all customer lists, records and other information pertaining to any Seller, the Business or its customers that are included in the Purchased Assets are proprietary, confidential information and that on and after the Closing, all such lists, records and information shall be the property of the Purchaser.  In the event that any party hereto needs and requests access to such records in the possession of any other party hereto relating to any of the Purchased Assets, the Assumed Liabilities, the Business or the Transactions for the purpose of (i) complying with any subpoena or other investigative demand by any Governmental Authority, (ii) for any civil litigation, (iii) the administration, resolution and wind-down of the Cases, and (iv) any other legitimate purpose not injurious to such other party, such other party will allow such requesting

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party and its authorized Representatives and agents reasonable access to such records and to that party’s employees and Representatives at no charge during normal business hours at such other party’s place of business for the sole purpose of obtaining information for use as aforesaid and will permit such requesting party to make extracts and copies thereof as may be necessary or convenient and, if required for such purpose, to have access to and copies of original documents (at such requesting party’s expense).  To the extent this Section 5.13 conflicts with Section 5.09, Section 5.09 shall control.

Section 5.14

Notification of Certain Matters.  Except with respect to the actions required by this Agreement, the Sellers shall give prompt notice to the Purchaser, and the Purchaser shall give prompt notice to the Sellers, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which would cause any of its representations or warranties in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing Date and (ii) any material failure of any Seller, on the one hand, or the Purchaser, on the other hand, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, the delivery of any notice pursuant to this Section 5.14 shall not limit or otherwise affect the remedies available to the party receiving such notice under this Agreement.

Section 5.15

Customers and Suppliers.  The Sellers shall, promptly following the request thereof by the Purchaser, but not earlier than ten (10) Business Days prior to the scheduled Closing Date, seek and use its commercially reasonable efforts to arrange such meetings and telephone conferences (which meetings and conferences shall include a representative from the Sellers) with all material customers and suppliers of the Sellers as may be reasonably necessary for the Purchaser to conduct a comprehensive review of the Sellers’ relations with its customers and suppliers.

Section 5.16

Payments, Proceeds and Omitted Assets.

(a)

If, at any time on or after Closing, any Seller receives any asset or any proceeds in respect of any Purchased Asset, whether or not in payment of any sum due to the Purchaser, or otherwise comes into possession of any Purchased Asset or product or proceed thereof, such Seller shall turn over such asset or proceed to the Purchaser or its designated Affiliate and pending such turnover, such Seller shall hold such asset or proceed in trust for the benefit of the Purchaser or it designated Affiliate.

(b)

If, at any time on or after Closing, the Purchaser or its designated Affiliate receives any asset or any proceeds in respect of any Excluded Asset, whether or not in payment of any sum due to any Seller, or otherwise comes into possession of any Excluded Asset or product or proceed thereof, the Purchaser or its designated Affiliate shall turn over such asset or proceed to the Sellers and pending such turnover, the Purchaser or its designated Affiliate shall hold such asset or proceed in trust for the Sellers’ benefit.

(c)

Following the Closing, in the event that any assets, properties, rights and claims of any kind or nature, whether tangible or intangible, real, personal or mixed, wherever located and whether or not carried or reflected on the books and records of any of the Sellers or their Subsidiaries, whether now existing or hereinafter acquired, which relate to the Business or

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which are used, useful or held for use in, or have been acquired in connection with, the operation of the Business, have not, but pursuant to this Agreement should have, been included in the Purchased Assets (“Omitted Assets”), the Sellers shall transfer, or cause to be transferred, such Omitted Assets to the Purchaser or its designated assignee.  Pending such transfer, the Sellers shall hold such Omitted Assets and provide to the Purchaser or its designated assignee all of the benefits (including any amounts paid to the Sellers in respect thereof) associated with the ownership thereof, and the Sellers shall cause such Omitted Assets to be used or retained as may be reasonably instructed by the Purchaser.

Section 5.17

Transition Services Agreement.  To the extent reasonably necessary as mutually agreed by the parties on or prior to June 5, 2009, the parties shall negotiate in good faith as promptly as practicable following the date of this Agreement in order to finalize a transition services agreement (“Transition Services Agreement”) whereby from and after the Closing until the completion by the Sellers (and any successor entities in the Cases) of the wind down of their operations, the parties will provide to each other such support services and access to real property and books and records on terms (including with respect to price) reasonably satisfactory to the Purchaser and the Sellers.

Section 5.18

Plan.  To the extent the Purchaser deems it necessary or desirable to consummate the Transactions under a Plan, the Sellers, for the benefit of the Purchaser, shall cooperate in good faith with the Purchaser to negotiate and implement such Plan in order to give effect to the Transactions.

Section 5.19

Sale of Certain Assets.  The sale of any outstanding equity interests in or assets of those entities listed in Section 5.19 of Sellers’ Disclosure Schedule shall be subject to, and conditioned upon, the prior written consent of the Purchaser.

Section 5.20

Certain Transactions.  In the event that prior to June 5, 2009, the Purchaser determines, in its sole discretion, that it does not wish to acquire all or a portion of the Transferred Subsidiaries or their respective businesses, the Sellers shall cooperate in good faith to restructure this Agreement and the Transactions in a manner satisfactory to the Purchaser in its sole discretion; provided that if the Purchaser elects to restructure this Agreement or the Transactions to include a portion, but less than all, of the Business and assets of the European Subsidiaries (and Subsidiaries thereof), the Purchaser and the Sellers shall cooperate in good faith to negotiate a resolution with Lloyds TSB Bank PLC, Netherlands Branch and Belgium Branch, Lloyds TSB Commercial Finance Limited (together “Lloyds”) that secures Lloyds’ cooperation with the parties and enables the Sellers and the Purchaser to consummate the Transactions, which resolution shall include, among other things, a release of all obligations owed under the Lloyds’ Facility by any European Subsidiary (or Subsidiary thereof) that is not acquired by the Purchaser and a release of any Liens under the Lloyds Facility in respect of any part of the Business or assets not acquired by the Purchaser.  In addition to the foregoing, if such a restructuring is not required, the Sellers shall cooperate with the Purchaser and act in good faith to obtain from Lloyds a waiver, in form and substance reasonably satisfactory to the Purchaser, in order to permit consummation of the Transactions without triggering an event of default under any agreements with, or termination right of, Lloyds.

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Section 5.21

Pre-Closing Budget / Post-Closing Budget.  From the date hereof until the Closing, the Sellers agree to comply in all respects with the terms of the Pre-Closing Budget and to incur payables only in accordance with the terms of this Agreement (it being understood and agreed by the Purchaser that the Sellers shall not be deemed to have breached the covenant set forth in this first sentence of Section 5.21 unless such breach would constitute a Material Adverse Effect).  The Purchaser and the Sellers acknowledge that if and to the extent that the Purchaser elects, at any time after the date hereof, (i) to amend or supplement Section 2.01(a)(xxvi), Section 2.01(b)(vii), Section 2.02(a)(xi), Section 2.02(b)(xvi) and/or Section 6.02(a) of the Sellers’ Disclosure Schedule pursuant to Section 2.01(a) and/or 2.01(b) of this Agreement or (ii) to restructure this Agreement and the Transactions pursuant to Section 5.20 of this Agreement, such actions may increase or decrease, as the case may be, the costs, fees, expenses and other Liabilities for which the Sellers are responsible after the Closing and which, consistent with the assumptions and methodology utilized by the parties to develop the Post-Closing Budget, reasonably should be reflected in the Post-Closing Budget. Accordingly, the Purchaser and the Sellers agree to cooperate in good faith to make such reasonable adjustments to the Post-Closing Budget as may be necessary or appropriate to reflect such increase or decrease in costs, fees, expenses and other Liabilities.

Section 5.22

License Agreement.  Milacron and Uniloy Milacron S.R.L. shall enter into a license agreement (the “License Agreement”) with respect to certain Owned Intellectual Property and modifications thereto on or before the Closing Date, which License Agreement shall be (i) subject to the approval of the Purchaser prior to being entered into, (ii) according to its terms, assignable to the Purchaser or its designated Affiliate under this Agreement, and (iii) an Assigned Contract under this Agreement.

Section 5.23

Tax Structure.

(a)

Taxable Asset Purchase.  This Agreement contemplates a transaction in which the transfer of the Purchased Assets to the Purchaser is intended to constitute a taxable transaction that gives rise to the recognition of gain or loss by the Sellers in respect of the Purchased Assets for United States federal Income Tax purposes (the “Agreement Structure”).

(b)

G Reorganization Structure.  In the event that the Purchaser determines prior to the Closing that it would prefer to structure the transaction as a reorganization under section 368(a)(1)(G) of the Tax Code (“G Reorganization Structure”), the Purchaser and the Sellers agree to use reasonable best efforts to implement the G Reorganization Structure in a manner that is otherwise consistent with the rights and obligations of the Purchaser and the Sellers under this Agreement.  In the event that the Purchaser decides to pursue a G Reorganization Structure, this Agreement shall constitute a plan of reorganization within the meaning of Section 1.368-2(g) of the Regulations and neither the Purchaser nor the Sellers will take any action or fail to take an action that will preclude the Transaction from qualifying as a reorganization.

(c)

Alternate Structure.  In the event that the Purchaser determines prior to the Closing that an alternative transaction structure is advisable for all or part of the Transaction (the “Alternate Structure”), which may include an Alternate Structure for non-U.S. assets or operations, the Purchaser and the Sellers agree to use reasonable best efforts to develop and

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implement the Alternate Structure in a manner that otherwise is consistent with the rights and obligations of the Purchaser and the Sellers under this Agreement, provided that the Alternate Structure shall not result in a material increase in the actual out-of-pocket expenses of the Sellers (unless Purchaser agrees to reimburse Sellers for such expenses).

(d)

The Sellers and the Purchaser shall provide each other with reasonable cooperation in determining the United States federal Income Tax consequences of the Agreement Structure, G Reorganization Structure and/or Alternate Structure and in preparing any tax filings or elections in connection therewith (including, at the option of the Purchaser, elections under section 338 or 382(l)(5) of the Internal Revenue Code).

Section 5.24

Tail Insurance.  On or prior to the Closing and subject to the proviso below, the Purchaser shall purchase a tail policy to the D&O policies set forth in Section 5.24 of the Sellers’ Disclosure Schedule (to the extent permissible under each such D&O policy) in form and substance reasonably satisfactory to the Purchaser and the Sellers; provided, that (x) such tail policy shall not exceed 6 years in length and (y) such tail policy shall provide for up to $50,000,000 of coverage (less any applicable deductibles and applicable exclusions), and the Purchaser shall not be obligated to spend more than such amount in connection with its obligation to purchase the tail policy; provided, further, that if $1,500,000 in aggregate premiums or costs is not sufficient to obtain a tail policy for the length of time and amount of coverage described in clauses (x) and (y) above, the Purchaser shall cooperate in good faith with the Sellers to obtain a tail policy for such length (up to 6 years) and such amount of coverage (up to the coverage amount described in clause (y) above) as may be obtained for $1,500,000 in aggregate premiums or costs.  The Sellers shall procure quotes and assist the Purchaser in obtaining such tail policy.  The Purchaser shall assume the amount of any deductible, but in no event exceeding $500,000 in the aggregate, that is triggered as a result of a claim made against any such policy.

Section 5.25

Consents.  The Sellers shall use their reasonable best efforts from and after the date of this Agreement to obtain each third party consent required under the Assigned Contracts.

ARTICLE VI

EMPLOYEE MATTERS

Section 6.01

Employment.

(a)

Transferred Employees.  Prior to the Closing, the Purchaser shall deliver, in writing, an offer of employment to each of the employees of the Sellers and the Transferred Subsidiaries who remain actively employed immediately prior to the Closing (other than the persons listed in Section 6.01(a) of the Sellers’ Disclosure Schedule as such Disclosure Schedule may be amended by the Purchaser in its sole and absolute discretion on or prior to June 5, 2009) to commence immediately following the Closing, including employees who are on disability leave, worker’s compensation leave, or other leave or absence immediately prior to the Closing; provided, that any offer of employment shall be contingent on (i) receiving from the offeree a consent authorizing the transfer of all personnel files and (ii) the Closing actually occurring.

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Such individuals who accept such offer by the Closing Date are hereinafter referred to as the “Transferred Employees.”

(b)

Standard Procedure.  Other than with respect to the Canadian Employees, pursuant to the “Standard Procedure” provided in Section 4 of Revenue Procedure 2004-53, (i) the Purchaser and the Sellers shall report on a predecessor/successor basis as set forth therein, (ii) the Sellers will not be relieved from filing a Form W-2 with respect to any Transferred Employees, and (iii) the Purchaser will undertake to file (or cause to be filed) a Form W-2 for each such Transferred Employee with respect to the portion of the year during which such Transferred Employees are employed by the Purchaser that includes the Closing Date, excluding the portion of such year that such Transferred Employees were employed by the Sellers or their Subsidiaries.

Section 6.02

Employee Benefits.

(a)

Assumed Plans.  Effective as of the Closing, the Purchaser shall assume the Employee Plans listed in Section 6.02(a) of the Sellers’ Disclosure Schedule (the “Assumed Employee Plans”), to the extent set forth on such schedule, and the Sellers shall assign to the Purchaser any assets relating to such Assumed Employee Plans, including, but not limited to, assets held in trust and insurance policies; provided that the Purchaser may on or prior to June 5, 2009, with prior written notice to the Sellers, delete an Employee Plan from Section 6.02(a) of the Sellers’ Disclosure Schedule.  Notwithstanding the foregoing, with respect to the Milacron Retiree Welfare Benefit Plan (the “Retiree Welfare Plan”), the Purchaser shall assume all Liabilities under the Retiree Welfare Plan, including Liabilities with respect to former employees; provided, however, that the Purchaser shall assume such Liabilities only to the extent that (i) such Liabilities are consistent with the most recent actuarial report, attached hereto as Exhibit H, and (ii) the Retiree Welfare Plan is freely terminable (without liability other than with respect to claims incurred prior to termination) and amendable by the Purchaser (as the sponsor of the plan) with respect to any or all participants in the Retiree Welfare Plan (other than continuation rights described in Section 603(6) of ERISA). For the avoidance of doubt, any and all Liabilities with respect to (x) Employee Plans or other employee benefits other than Assumed Employee Plans, and (y) except with respect to the Retiree Welfare Plan or as otherwise required by Treasury Regulation section 54.4980B-9, Q&A-8, persons other than Transferred Employees, shall remain with the Sellers and the Sellers’ Subsidiaries.  The Sellers shall cooperate fully with the Purchaser to use all commercially reasonable efforts to effect such assumptions and assignments in accordance with applicable Law (including by obtaining any required consents or approvals and making all required filings) and the Sellers shall make to the Assumed Employee Plans all contributions or premium payments, relating to the period up to the Closing Date whether or not required to be made prior to the Closing Date.

(b)

Retirement Savings Plan.  As soon as practicable after the Closing, the Purchaser shall establish a defined contribution plan for Transferred Employees that meets the qualification requirements of Section 401(a) of the Tax Code (the “Purchaser Savings Plan”).  Transferred Employees who are participants in the Milacron Retirement Savings Plan shall be permitted to transfer their individual account balances from the Milacron Retirement Savings Plan in a direct rollover distribution to the Purchaser Savings Plan.

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(c)

Past Service Credit.  For purposes of eligibility, vesting and for calculating of severance and vacation benefits (but not for benefit accrual purposes generally) under the employee benefit plans of the Purchaser providing benefits to Transferred Employees (other than any equity-based plans or nonqualified deferred compensation plans or arrangements) (the “Purchaser Plans”), the Purchaser shall credit each Transferred Employee with his or her years of service with the Sellers, their Subsidiaries and any predecessor entities, to the same extent as such Transferred Employee was entitled immediately prior to the Closing to credit for such service under any similar Employee Plan.  Notwithstanding the foregoing, nothing herein shall be construed to require crediting of service that would result in a duplication of benefits.

(d)

Medical and LTD.  The Purchaser shall, if suitable arrangements at no material additional cost to the Purchaser can be made with the insurer or other provider through whom the Purchaser Plans are provided (unless such benefits are provided under the Assumed Employee Plans), provide Transferred Employees with uninterrupted benefits coverage as of the Closing Date with respect to group medical benefits and long term disability insurance.  The Purchaser Plans which are health benefit plans shall not deny Transferred Employees coverage on the basis of pre-existing conditions in the plan year in which the Closing occurs to the extent the pre-existing condition exclusions were waived or satisfied under an analogous Employee Plan as of the Closing Date, provided that suitable arrangements at no material additional cost to the Purchaser can be made with the insurer or other provider through whom the Purchaser Plans are provided (unless such benefits are provided under the Assumed Employee Plans), and shall credit, to the extent commercially practicable, such Transferred Employees for any deductibles and out-of-pocket expenses paid in the calendar year of initial participation in the Purchaser Plans in the plan year in which the Closing occurs.

(e)

Workers’ Compensation.  The Sellers and the Purchaser shall cooperate in good faith and shall make commercially reasonable efforts to obtain successorship status for the Purchaser with respect to the Ohio Workers’ Compensation Program and to transfer all insurance policies, letters of credit and any other contracts or assets related to the Ohio Workers’ Compensation Program to the Purchaser.  Such actions shall include, but are not limited to, (i) negotiating with the BWC and any other relevant regulatory agencies to obtain all approvals, waivers and consents necessary for the Purchaser to become a successor to the Sellers in all respects, including with respect to the transfer to the Purchaser of any letters of credit or other assets related to the Ohio Workers’ Compensation Program and the ability of the Purchaser to obtain the status of a self-insured employer for purposes of the workers’ compensation laws of the State of Ohio; and (ii) negotiating the assignment and transfer of the Sellers’ excess workers’ compensation insurance policy to the Purchaser, or obtaining a comparable excess workers’ compensation insurance policy for the benefit of the Purchaser.   Upon the Closing, in the event that (i) the BWC has not made a final decision regarding whether to grant the Purchaser successorship status to the Ohio Workers’ Compensation Program or (ii) the Sellers’ excess workers’ compensation insurance policy has not been assigned or transferred to the Purchaser or a comparable policy has not been obtained, the Sellers shall continue to administer claims made prior to the Closing under the Ohio Workers’ Compensation Program until such a final decision has been made (or in the case of the transfer or replacement of the excess workers’ compensation policy, until the Purchaser, in its sole discretion, directs the Sellers to transfer the claims made prior to the Closing under the Ohio Workers’ Compensation Program either to the Purchaser (provided any required consents or approvals have been obtained) or to the State Fund of Ohio).

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To the extent that the Sellers continue to administer claims made prior to the Closing under the Ohio Workers’ Compensation Program on or after the Closing pursuant to this Section 6.02(e), the Purchaser and the Sellers shall make any necessary adjustment to the Post-Closing Budget to reflect the incremental costs of administering Claims under the Ohio Workers’ Compensation Program after the Closing Date, including the payment of such Claims.  Notwithstanding the foregoing, if at any time, either (x) the BWC makes a final determination to deny the Purchaser successorship status or (y) the Purchaser, in its sole discretion, gives notice to the Sellers that it desires to abandon its efforts to achieve successorship status, then the Sellers and the Purchaser shall cooperate to:

(i)

transfer to the State Fund of Ohio all claims made prior to the Closing under the Ohio Workers’ Compensation Program; or

(ii)

mutually agree upon an alternative disposition of all claims made prior to the Closing under the Ohio Workers’ Compensation Program.

Nothing contained in this Section 6.02 or elsewhere in this Agreement shall be construed to prevent the termination of employment of any individual Transferred Employee or any change in the employee benefits available to any individual Transferred Employee.  Nothing contained in this Article VI or any other provision of this Agreement, (i) shall be construed to establish, amend, or modify any benefit or compensation plan, program, agreement or arrangement, (ii) shall limit the ability of the Purchaser or any of its Affiliates to amend, modify or terminate any benefit or compensation plan, program, agreement or arrangement at any time assumed, established, sponsored or maintained by any of them, or (iii) create any third-party beneficiary rights or obligations in any Person (including any Transferred Employee) other than the parties to this Agreement or any right to employment or continued employment or to a particular term or condition of employment with the Purchaser or any of its Affiliates.

ARTICLE VII

BANKRUPTCY COURT MATTERS

Section 7.01

363 Milestones.

(a)

The Sellers covenant and agree that:

(i)

the motion to approve the U.S. Bid Procedures Order shall be in form and substance reasonably satisfactory to the Purchaser and the U.S. Bankruptcy Court shall have entered the U.S. Bid Procedures Order on or before May 14, 2009, and within five (5) days thereafter, the Canadian Court shall have made the Canadian Bid Procedures Recognition Order;

(ii)

in the event that the Sellers do not receive at least one Qualified Bid (as defined in the Bid Procedures), other than the Stalking Horse Bid (as defined in the Bid Procedures) by June 24, 2009, the U.S. Sale Order shall be entered by June 26, 2009 and shall be a Final Order by July 6, 2009, and the Canadian Sale Recognition Order shall be made by the Canadian Court within five (5) days following entry of the U.S. Sale Order; and

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(iii)

if prior to June 24, 2009, the Sellers receive at least one Qualified Bid, other than the Stalking Horse Bid, (A) all Qualified Bidders shall have until 5:00 p.m. (Eastern Standard Time) on July 13, 2009, to deliver Qualified Bid Documents to the Debtors; (B) the Sellers shall conduct an Auction at the offices of Dinsmore & Shohl, LLP, 255 East Fifth Street, Suite 1900, Cincinnati, Ohio 45202 on July 17, 2009, at 10:00 a.m.; and (C) if (x) the Stalking Horse Bidder is the Successful Bidder at the Auction, the U.S. Sale Order shall be entered on July 20, 2009 and shall be a Final Order by July 30, 2009 and (y) the Stalking Horse Bidder is not the Successful Bidder at the Auction, the U.S. Sale Order shall be entered on July 27, 2009 and shall be a Final Order by August 6, 2009, and the Canadian Sale Recognition Order shall be made by the Canadian Court within 5 days following entry of the U.S. Sale Order (the requirements set forth in subsections (i) through (iii) referred to herein as, the “363 Milestones”).

The period within which each 363 Milestone is to be completed may be extended by mutual written consent of the Sellers and the Purchaser.

Section 7.02

Other Bankruptcy Covenants.

(a)

The Sellers shall not take any action inconsistent with or that would result in the revocation, variation, material modification, amendment or setting aside of the Bid Procedures Orders or Sale Orders.

(b)

The Sellers shall promptly provide the Purchaser with drafts of all documents, motions, applications, orders, filing or pleadings that any Seller or any of its Subsidiaries proposes to file with the Bankruptcy Courts that have any material effect upon (i) this Agreement or the Transactions, (ii) entry of the Orders described in this Article VII and (iii) entry of the Bid Procedures Orders and Sale Orders, and will provide the Purchaser with a reasonable opportunity to review such documents in advance of their service and filing to the extent reasonably practicable under the circumstances.  The Sellers shall consult and cooperate with the Purchaser, and consider in good faith the views of the Purchaser with respect to all such filings and the settlement of any Claims.

(c)

The Sellers shall comply (or obtain an Order from the U.S. Bankruptcy Court, in form and substance reasonably satisfactory to the Purchaser, waiving compliance) with all requirements under the Bankruptcy Code and Federal Rules of Bankruptcy Procedure in connection with obtaining approval of the purchase and sale of the Purchased Assets under this Agreement, and the assumption and assignment by the Sellers to the Purchaser of the Assigned Contracts (whether pursuant to the U.S. Bid Procedures Order or otherwise).  Notice of the hearing or a motion to issue the Sale Orders, the Sale Orders and the objection deadline relating thereto shall be served by the Sellers in accordance with Rules 2002, 6004, 6006 and 9014 of the Federal Rules of Bankruptcy Procedure, the Ontario Rules of Civil Procedure and any applicable local rules of the Bankruptcy Courts, as applicable, on all Persons required to receive notice in the Cases under such rules, including, but not limited to, all Persons that have asserted Liens, encumbrances or other interests in the Purchased Assets, all non-Debtor parties to all Assigned Contracts and other contracts included in the Purchased Assets, counsel to the Creditors’ Committee, the Office of the United States Trustee, all indenture trustees for debt issued by the Sellers, and each of the Sellers’ known creditors (including without limitation the Pension

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Benefit Guaranty Corporation), including by way of publication in the Wall Street Journal National Edition and the Globe and Mail at the Sellers’ expense, in form and substance reasonably satisfactory to the Purchaser.

ARTICLE VIII

CONDITIONS TO CLOSING

Section 8.01

Conditions to Obligations of the Sellers.  The obligations of the Sellers to consummate the Transactions shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any one or more of which may be waived (but only in writing) by the Sellers (provided that no such waiver shall be deemed to have cured any breach of any representation, warranty or covenant made in this Agreement):

(a)

Representations, Warranties and Covenants.  (i) All of the representations and warranties made by the Purchaser in this Agreement and in the Ancillary Agreements to which it is a party shall be true and correct in all material respects (other than those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date hereof and as of the Closing Date as though made at and as of the Closing Date (except to the extent such representations and warranties expressly speak as of an earlier date, which shall be true and correct as of such date); provided, however, that in the event of a breach of a representation or warranty, the condition set forth in this Section 8.01(a)(i) shall be deemed satisfied unless the effect of such breaches of representations and warranties, individually or in the aggregate, results in a Material Adverse Effect; and (ii) the Purchaser shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed by the Purchaser on or prior to the Closing Date.

(b)

Governmental Approvals.  All authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Authority which are necessary to consummate the Transactions shall have been filed, been obtained or occurred and such authorizations, consents, orders or approvals shall not have expired or been withdrawn.

(c)

No Order.  No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) that has the effect of making the Transactions illegal or otherwise restraining, prohibiting or materially restricting the consummation of such Transactions.

(d)

Sale Orders.  The Bankruptcy Courts shall have entered the Sale Orders.

(e)

Closing Deliveries.  The Sellers shall have received all of the deliverables of the Purchaser as set forth in Section 2.09.

Section 8.02

Conditions to Obligations of the Purchaser.  The obligations of the Purchaser to consummate the Transactions shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any one or more of which may be waived (but

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only in writing) by the Purchaser (provided, that no such waiver shall be deemed to have cured any breach of any representation, warranty or covenant made in this Agreement):

(a)

Representations, Warranties and Covenants.  (i) All of the representations and warranties made by the Sellers in this Agreement and in the Ancillary Agreements shall be true and correct in all material respects (other than those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date hereof and as of the Closing Date as though made at and as of the Closing Date (except to the extent such representations and warranties expressly speak as of an earlier date, which shall be true and correct as of such date); provided, however, that in the event of a breach of a representation or warranty, the condition set forth in this Section 8.02(a)(i) shall be deemed satisfied unless the effect of such breaches of representations and warranties, individually or in the aggregate, results in a Material Adverse Effect; and (ii) each Seller shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed by such Seller on or prior to the Closing Date.

(b)

Governmental Approvals.  All authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Authority which are necessary to consummate the Transactions shall have been filed, been obtained or occurred and such authorizations, consents, orders or approvals shall not have expired or been withdrawn.

(c)

No Order.  No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) that has the effect of making the Transactions illegal, otherwise restraining, prohibiting or materially restricting the consummation of such Transactions or materially limiting or materially restricting the Purchaser’s conduct or operation of the Business following consummation of the Transactions or requiring the Purchaser or its Affiliates to divest or hold separate any material assets or material businesses.

(d)

Sale Orders.  The Bankruptcy Courts shall have entered the Sale Orders and such Orders shall have become Final Orders.

(e)

No Material Adverse Effect.  There shall not have occurred any Material Adverse Effect.

(f)

Closing Deliveries.  The Purchaser shall have received all of the deliverables of the Sellers as set forth in Section 2.08.

(g)

Absence of Investigations and Proceedings.  There shall have not been commenced or threatened any proceeding or investigation by a Governmental Authority of competent jurisdiction for the purpose of restraining, prohibiting or materially restricting the consummation of such Transactions or materially limiting or materially restricting the Purchaser’s conduct or operation of the Business following consummation of the Transactions or requiring the Purchaser or its Affiliates to divest or hold separate any material assets or material businesses.

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(h)

Required Consents.  To the extent an Assigned Contract is not assigned to the Purchaser pursuant to Section 365 of the Bankruptcy Code, each of the third party consents set forth in Section 8.02(h) of the Sellers’ Disclosure Schedule (each a “Required Consent”) shall have been received by the Purchaser and be in full force and effect.

(i)

Bid Procedures Orders.  The Bankruptcy Courts shall have entered the Bid Procedures Orders, and such Orders shall have become Final Orders.

(j)

Assumed Payables.  The Sellers shall have delivered to the Purchaser, not later than 5 days prior to Closing, evidence reasonably satisfactory to the Purchaser that the Assumed Payables were incurred in compliance with this Agreement, which evidence may include, but shall not be limited to, an open accounts payable ledger, together with an analysis of open purchase orders, certified as to its accuracy by the Sellers’ Chief Financial Officer.

ARTICLE IX

TERMINATION, AMENDMENT AND WAIVER

Section 9.01

Termination.  This Agreement may be terminated at any time prior to the Closing:

(a)

by either the Sellers, on the one hand, or the Purchaser, on the other hand, if the Closing shall not have occurred by the Termination Date; provided, however, that the right to terminate this Agreement under this Section 9.01(a) shall not be available to any party whose failure (or in the case of a Seller as the terminating party, any Seller’s failure) to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

(b)

by either the Sellers, on the one hand, or the Purchaser, on the other hand, in the event that any Order restraining, enjoining or otherwise prohibiting the Transactions shall have become a Final Order;

(c)

by the Sellers, upon written notice to the Purchaser, following a breach of any representation, warranty, covenant or agreement of the Purchaser contained in this Agreement that would render impossible the satisfaction of one or more conditions to the obligations of the Sellers to consummate the Transactions as set forth in Section 8.01; provided, however, that the right to terminate this Agreement pursuant to this Section 9.01(c) for breaches of covenants or agreements shall only be available to the Sellers after the Purchaser has received written notice of such breach and a reasonable opportunity (but not more than ten (10) Business Days) to cure;

(d)

by the Purchaser, upon written notice to the Sellers, following a breach of any representation, warranty, covenant or agreement of the Sellers contained in this Agreement that would render impossible the satisfaction of one or more conditions to the obligations of the Purchaser to consummate the Transactions as set forth in Section 8.02; provided, however, that the right to terminate this Agreement pursuant to this Section 9.01(d) for breaches of covenants or agreements shall only be available to the Purchaser after the Sellers have received written

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notice of such breach and a reasonable opportunity (but not more than ten (10) Business Days) to cure;

(e)

by the Purchaser in the event that the Restructuring Support Agreement is terminated (provided, that such termination shall not have been a result of a breach of the Restructuring Support Agreement by the RSA Sponsors);

(f)

by the Purchaser in the event that it is not the Successful Bidder at the Auction (if any);

(g)

by the Purchaser if there is (i) an Event of Default (as defined in the DIP Term Loan Credit Agreement) that has not been waived by lenders under the DIP Term Loan Credit Agreement, or (ii) an Event of Default (as defined in the DIP ABL Credit Agreement) that has not been waived by the lenders under the DIP ABL Credit Agreement; or

(h)

by the written consent of each of the Sellers and the Purchaser.

Section 9.02

Effect of Termination.  In the event that this Agreement shall be terminated pursuant to Section 9.01:

(a)

all further obligations of the parties under this Agreement shall terminate; provided, that the obligations of the parties contained in Section 5.12, this Section 9.02 and Article XI shall survive any such termination;

(b)

all filings, applications and other submissions made pursuant to this Agreement, to the extent practicable, shall be withdrawn from the agency or other Person to which they were made;

(c)

if this Agreement is terminated pursuant to Section 9.01(f), as soon as practicable (but no later than three Business Days) following the earlier to occur of (i) the consummation of an Alternative Transaction with a Person or Persons other than the Purchaser and (ii) a breach of any agreement or agreements with a Person or Persons (other than the Purchaser) governing a proposed Alternative Transaction that gives rise to a right of any of the Sellers that are parties thereto to terminate such agreement, (1) the Sellers shall pay to the Purchaser a fee in the amount of $4,050,000 and (2) the Sellers shall reimburse the Purchaser for reasonable fees and expenses incurred by the Purchaser in connection with the Transactions, not to exceed the sum of $2,000,000 (less any such fees and expenses previously paid by the Sellers).  Such payment shall be made by wire transfer of immediately available funds from the Auction Account to an account designated by the Purchaser;

(d)

if this Agreement is terminated pursuant to (i) Section 9.01(d) specifically due to a breach by the Sellers of a material covenant or agreement set forth in this Agreement which breach has not been cured within the time period specified in Section 9.01(d), or (ii) Section 9.01(e) to the extent that the Restructuring Support Agreement was terminated pursuant to Sections 5(b)(iv) or 5(b)(v) to the extent (in the case of a termination of the Restructuring Support Agreement pursuant to 5(b)(v)) the breach giving rise to such termination was material, as soon as practicable (but no later than three Business Days) following such termination, (x) the Sellers shall pay to the Purchaser the sum of $4,050,000 and (y) the Sellers shall reimburse the

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Purchaser for reasonable fees and expenses incurred by the Purchaser in connection with the Transactions, not to exceed the sum of $2,000,000 (less any such fees and expenses previously paid by the Sellers), such payments to be made by wire transfer of immediately available funds to an account designated by the Purchaser; provided, however, the Sellers shall not be liable to the Purchaser for any damages arising under this Agreement in excess of $6,050,000; and provided, further, nothing hereunder shall limit or otherwise prejudice any rights or claims that any of the Sponsors may have under the DIP Term Loan Credit Agreement;

(e)

(i) if this Agreement is terminated by the Purchaser pursuant to Section 9.01(d) (except under the circumstances described in Section 9.02(d)(i)) or Section 9.01(e) (except under the circumstances described in Section 9.02(d)(ii)), as soon as practicable (but not later than three Business Days) following such termination, the Sellers shall reimburse the Purchaser for reasonable fees and expenses incurred by the Purchaser in connection with the Transactions, not to exceed the sum of $2,000,000 (less any such fees and expenses previously paid by the Sellers), and (ii) in addition to the foregoing amounts, the Purchaser may seek additional damages not exceeding $6,050,000 (when aggregated with any amounts reimbursed pursuant to (i) above) as may be available to the Purchaser, provided that nothing hereunder shall limit or otherwise prejudice any rights or claims that any of the Sponsors may have under the DIP Term Loan Credit Agreement;

(f)

if this Agreement is terminated by the Sellers pursuant to Section 9.01(c),

(i)

specifically due to a breach by the Purchaser of a material covenant or agreement set forth in this Agreement, which breach has not been cured within the time period specified in Section 9.01(c), the Sellers shall be indemnified by the Purchaser for all losses, damages, claims, costs, fees and expenses (including reasonable attorneys’ and consultants’ fees and expenses) (x) actually suffered and incurred by the Sellers and arising out of or resulting from such breach by the Purchaser (a “Sellers’ Damage Claim”), and (y) awarded pursuant to a Final Order or the agreement of the parties hereto; provided, however, that the Sellers’ sole recourse and remedy for satisfying Sellers’ Damage Claim shall be to set off the amount of Sellers’ Damage Claim against any outstanding obligations owing by the Sellers’ under the DIP Term Loan Facility, in which event such obligations under the DIP Term Loan Facility (up to the amount of Sellers’ Damage Claim) shall be deemed satisfied and extinguished; and provided, further, that the maximum amount of any Sellers’ Damage Claims, individually or in the aggregate, that Sellers may set off against the outstanding obligations owing by the Sellers’ under the DIP Term Loan Facility shall be an amount equal to $6,050,000 and in no event shall the Purchaser be liable for any consequential, punitive or exemplary damages; or

(ii)

under circumstances other than those described in Section 9.02(f)(i), (x) the Purchaser shall reimburse the Sellers for reasonable fees and expenses incurred by the Sellers in connection with the Transactions, not to exceed the sum of $2,000,000 (less any fees and expenses previously paid by the Purchaser), and (y) the Seller may seek additional damages not exceeding $6,050,000 (when aggregated with any amounts reimbursed pursuant to (x) above) as may be available to the Seller; provided, however, that the Sellers’ sole recourse and remedy for satisfying such

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reimbursement obligation shall be to set off the amount of such reimbursement obligation against any outstanding obligations owing by the Sellers under the DIP Term Loan facility, in which event such obligations under the DIP Term Loan Facility (up to the amount of such reimbursement obligation) shall be deemed satisfied and extinguished; and provided, further, in no event shall the Purchaser be liable for any consequential, punitive or exemplary damages.

ARTICLE X

SURVIVAL OF REPRESENTATIONS AND WARRANTIES

Section 10.01

Survival of Representations and Warranties.  The representations and warranties contained in this Agreement shall expire at the Closing.  All covenants and agreements of the Sellers and the Purchaser that require by their terms performance after the Closing shall survive the Closing.

ARTICLE XI

GENERAL PROVISIONS

Section 11.01

Expenses.  Except as otherwise specified in this Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisors, accountants and other advisors, incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such costs and expenses, subject to Bankruptcy Court approval, whether or not the Closing shall have occurred.  As between the Purchaser and the Sellers, the Sellers shall bear all of the costs of administration of the Cases.

Section 11.02

Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by facsimile or registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at the following addresses (or at such other address for any party as shall be specified by such party in a notice given in accordance with this Section 11.02:

(i)

if to the Sellers:

Milacron Inc.

4156 Half Acre Road

Batavia, Ohio 45103

Facsimile:  (513) 536-3511

Attention:  Hugh O’Donnell, General Counsel

with a copy to:

Dinsmore & Shohl LLP

255 East Fifth Street, Suite 1900

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Cincinnati, OH 45202

Facsimile:  (513) 977-8141

Attention:  Kim Martin Lewis

(ii)

if to the Purchaser:

Avenue Capital Group

535 Madison Avenue

New York, NY 10022

Facsimile:  (212) 878-3559

Attention:  Michael D. Elkins

DDJ Capital Management, LLC

Stony Brook Office Park

130 Turner Street

Building 3, Suite 600

Facsimile:  (718) 283-8541

Attention:  David L. Goolgasian Jr.

with a copy to:

Shearman & Sterling LLP

599 Lexington Avenue

New York, New York 10022

Facsimile:  (212) 848-7179

Attention:  Scott Petepiece, Michael H. Torkin

Section 11.03

Public Announcements.  The Purchaser and the Sellers shall cooperate in good faith as to the timing and content of any press release, public announcement or communication with respect to the Transactions.

Section 11.04

Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party hereto.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the Transactions are consummated as originally contemplated to the greatest extent possible.

Section 11.05

Entire Agreement.  This Agreement (including the Exhibits hereto) and the Ancillary Agreements constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the Sellers and the Purchaser with respect to the subject matter hereof and thereof.

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Section 11.06

Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors (including any trustee, receiver, receiver-manager, interim receiver or monitor or similar official appointed in respect of the Sellers in the Cases) and permitted assigns, but shall not be assignable or delegable by the Sellers or the Purchaser without the prior written consent of the other party and by Order of the Bankruptcy Courts.  Notwithstanding the foregoing, (i) prior to the Closing, the Purchaser shall have the right to assign its rights and/or delegate its obligations hereunder, in whole or in part, to any Affiliate that is directly or indirectly wholly owned by the Purchaser and (ii) after the Closing, the Purchaser (or its permitted assignee) shall have the right to assign its rights and/or delegate its obligations hereunder, in whole or in part, (A) to any Affiliates, (B) to any financing sources for collateral purposes or (C) to any subsequent purchaser of all or substantially all of the stock or assets of the Purchaser or the Business; provided, however, that in each case the Purchaser shall remain liable for the obligations of any assignee to whom the Purchaser assign its rights and/or obligations pursuant to this Section 11.06 except in the case of Section 11.06(ii)(C) where the subsequent purchaser shall assume any such rights and/or obligations.

Section 11.07

Reserved.

Section 11.08

Amendment.  This Agreement may not be amended or modified except (a) (i) by an instrument in writing signed by, or on behalf of, all or (ii) by a waiver in accordance with Section 11.09; and, (b) to the extent such amendment or modification is material, by an Order of the Bankruptcy Courts.

Section 11.09

Waiver.  Any Seller, on the one hand, or the Purchaser, on the other hand, may:  (a) extend the time for the performance of any of the obligations or other acts of the other; (b) waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered by the other pursuant hereto; or (c) waive compliance with any of the agreements or obligations of the other contained herein.  Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby.  Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement.  The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

Section 11.10

No Third Party Beneficiaries.  This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.

Section 11.11

Governing Law.  This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York and, to the extent applicable, the Bankruptcy Code and the CCAA.  The parties hereto agree that the Bankruptcy Courts shall be the exclusive forums for enforcement of this Agreement or the Transactions and (only for the limited purpose of such enforcement) submit to the jurisdiction thereof; provided, that if the U.S. Bankruptcy Court determines that it does not have subject matter jurisdiction over any action or proceeding arising out of or relating to this Agreement, then the Debtors and the Purchaser:

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(a) agree that all such actions or proceedings shall be heard and determined in a New York federal court sitting in The City of New York; (b) irrevocably submit to the jurisdiction of such court in any such action or proceeding; (c) consent that any such action or proceeding may be brought in such courts and waives any objection that such party may now or hereafter have to the venue or jurisdiction or that such action or proceeding was brought in an inconvenient court; and (d) agree that service of process in any such action or proceeding may be effected by providing a copy thereof by any of the methods of delivery permitted by Section 11.02 to such party at its address as provided in Section 11.02 (provided that nothing herein shall affect the right to effect service of process in any other manner permitted by Law).

Section 11.12

Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS.  EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.12.

Section 11.13

Currency.  Unless otherwise specified in this Agreement, all references to currency, monetary values and dollars set forth herein shall mean United States (U.S.) dollars and all payments hereunder shall be made in United States dollars.

Section 11.14

Construction.  The parties hereto and their respective legal counsel participated in the preparation of this Agreement, and therefore, this Agreement shall be construed neither against nor in favor of any of the parties hereto, but rather in accordance with the fair meaning thereof.

Section 11.15

Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the Sellers and the Purchaser have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

Milacron Inc.

By:     /s/David E. Lawrence
Name: David E. Lawrence
Title: President &CEO

Milacron Plastics Technologies Group Inc.

By:     /s/David E. Lawrence
Name: David E. Lawrence
Title: President

D-M-E Company

By:     /s/David E. Lawrence
Name: David E. Lawrence
Title: President

Cimcool Industrial Products Inc.

By:     /s/David E. Lawrence
Name: David E. Lawrence
Title: President

Milacron Marketing Company

By:     /s/David E. Lawrence
Name: David E. Lawrence
Title: President

[Purchase Agreement]

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Milacron Canada Ltd.

By:     /s/David E. Lawrence
Name: David E. Lawrence
Title: Director

Milacron Capital Holdings B.V.

By:     /s/David E. Lawrence
Name: David E. Lawrence
Title: Authorized Representative

[Purchase Agreement]

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MI 363 Bid LLC

By:  MI 363 Bid Corporation, its Sole Member

By:    /s/Michael D. Elkins
Name: Michael D. Elkins
Title: Director

[Purchase Agreement]

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Solely for purposes of Section 9.02(f) and as Required Lenders under the DIP Term Loan Credit Agreement:

Avenue Investments, L.P.

By: Avenue Partners, LLC, its General Partner

   /s/Sonia E. Gardner
Name: Sonia E. Gardner
Title: Member

B IV Capital Partners, L.P.

By: GP Capital IV, LLC, its General Partner
By: DDJ Capital Management, LLC, Manager

   /s/David J. Breazzano
Name: David J. Breazzano
Title: President

GMAM Investment Funds Trust II, for the account of the Promark Alternative High Yield Bond Fund (Account No. 7M2E)

By: DDJ Capital Management, LLC, on behalf of GMAM Investment Funds Trust II, for the account of the Promark Alternative High Yield Bond Fund, in its capacity as investment manager

   /s/David J. Breazzano
Name: David J. Breazzano
Title: President

[Purchase Agreement]

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GMAM Investment Funds Trust II, for the account of the Promark Alternative High Yield Bond Fund (Account No. 7MWD)

By: DDJ Capital Management, LLC, on behalf of GMAM Investment Funds Trust II for the account of the Promark Alternative High Yield Bond Fund, in its capacity as investment manager

   /s/ David J. Breazzano
Name: David J. Breazzano
Title: President

DDJ/Ontario OS Investment Sub I, Ltd.

By: DDJ Capital Management, LLC, in its capacity as Investment Manager

   /s/ David J. Breazzano
Name: David J. Breazzano
Title: President

[Purchase Agreement]

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